                                                                   EXHIBIT 10.13

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                           SHARE EXCHANGE AGREEMENT

                                    among:


                        MERCURY INTERACTIVE CORPORATION
                            a Delaware corporation;


                                  CONDUCT LTD
                            an Israeli corporation;


                      CONDUCT SOFTWARE TECHNOLOGIES, INC.
                           a California corporation;


                                      and


                           THE CONDUCT SHAREHOLDERS

                                      and


                            THE CONDUCT NOTEHOLDERS




                         -----------------------------
                         Dated as of November 24, 1999
                         -----------------------------


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                            SHARE EXCHANGE AGREEMENT


     This SHARE EXCHANGE AGREEMENT ("Agreement") is made and entered into as of November 24, 1999, by and among: Mercury Interactive Corporation, a Delaware corporation ("Mercury"); Conduct Ltd., an Israeli corporation ("Conduct"); Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary of Conduct (the "Subsidiary"); the shareholders of Conduct Ltd., as identified on Exhibit A (the "Conduct Shareholders"); and the Conduct
              ---------
Noteholders.  Certain capitalized terms used in this Agreement are defined in

Exhibit B.
---------

                                    Recitals

     A. Mercury, Conduct and the Conduct Shareholders intend to effect an exchange of all of the issued and outstanding capital shares of Conduct for newly issued shares of Mercury common stock.

     B. This Agreement contemplates a transaction in which Mercury will acquire all of the outstanding capital shares of Conduct for stock of Mercury in a taxable purchase of stock.

     C. This Agreement has been adopted and approved by the respective boards of directors of Mercury, Conduct and Subsidiary.

                                   Agreement

     The parties to this Agreement agree as follows:


SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1 Exchange of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Mercury agrees to issue 408,000 shares of common stock of Mercury (the "Mercury Stock") in exchange for all outstanding Conduct ordinary shares and preferred shares (the "Conduct Capital Shares"), all outstanding Convertible Promissory Notes and all outstanding options and warrants to purchase Conduct Capital Shares and the Conduct Shareholders agree to assign and transfer to Mercury in exchange for the Mercury Stock all outstanding Conduct Capital Shares. Thereupon, Conduct will be a wholly-owned subsidiary of Mercury and the corporate existence of Conduct, with all its purposes, powers and objects, shall continue unaffected and unimpaired.

     1.2 Escrow of Mercury Stock. At the Closing, Mercury shall segregate from the Mercury Stock issuable hereunder such number of shares of Mercury Stock as is equal to 10% of the shares of Mercury Stock to be issued to Conduct Shareholders at the Closing represented by one stock certificate issued in the name of the Escrow Agent and cause such stock to be deposited with and U.S. Bank Trust National Association to act as escrow agent (the "Escrow Agent"), under the escrow agreement in the form attached hereto as Exhibit C.
                                                    ---------

     1.3 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of General Counsel Associates LLP, 1891 Landings Drive, Mountain View, CA 94043 at 5:00 p.m. on November 30, 1999 (provided that all other conditions set forth in Sections 7 and 8 have been satisfied or waived) or on such other date as is mutually agreed upon by Conduct and Mercury. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.").

      1.4  Deliveries at Execution and Closing.

           (a)  Contemporaneously with the execution and delivery of this
                Agreement:

                (i) Mercury, the Escrow Agent, the Conduct Shareholders and the Shareholders' Agent are entering into an Escrow Agreement in the form of Exhibit C (the "Escrow Agreement");
---------

                (ii) Mercury and each of David Barzilai and Sharon Azulai are amending the Employment Agreements between Subsidiary and each of them as set forth in the Amendment to their respective Employment Agreements in the form of Exhibit D;
---------

                (iii) Conduct shall deliver to Mercury a certificate pursuant to which Conduct represents and warrants to Mercury that attached to such certificate are resolutions duly adopted by the unanimous consent of the Board of Directors approving the Agreement and the transactions contemplated by this Agreement; and

           (b) Mercury shall deliver to Conduct a certificate pursuant to which Mercury represents and warrants to Conduct that attached to such certificate are resolutions duly adopted by unanimous consent of the Board of Directors approving the Agreement and the transactions contemplated by this Agreement.

           (c) At the Closing: (i) the Conduct Shareholders shall deliver to Mercury (x) the share certificates representing one hundred percent of the outstanding Conduct Capital Shares, duly endorsed share transfer deeds signed by each of Conduct's Shareholders (and if the Conduct Shareholder is not an individual, such deed shall be approved by the entity's lawyer as binding upon the entity) and witnessed regarding the transfer of shares of such Conduct Shareholder to Mercury; and (ii) the officers and directors of Conduct and Subsidiary shall resign from their positions as officers and directors of Conduct; and (iii) Mercury shall deliver the Mercury Stock in accordance with Sections 1.5(a) and 1.5(g), shall make the cash payments for fractional shares specified in Section 1.5(f).

           (d) All actions and transactions occurring at the Closing shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

     1.5  Articles of Association; Directors and Officers.

                                       2
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           (a) The Articles of Association of Conduct shall be amended and restated as of the Closing in a form satisfactory to Mercury.

           (b) The directors and officers of Conduct and Subsidiary immediately after the Closing shall be those Persons designated by Mercury in its sole discretion.

     1.6  The Exchange.

           (a) At the Closing, by virtue of the terms of this Agreement and without any further action on the part of Mercury, Conduct or any Conduct
Shareholder:
                (i)  First:

                      (1) each share of Series A Preferred of Conduct (the "Series A Preferred") outstanding immediately prior to the Closing shall be exchanged into: (A) a fraction of a share of Mercury Stock (as defined below) (y) having a numerator equal to $0.286 (representing the liquidation preference of each share of Series A Preferred under Conduct's Articles of Association plus any declared but unpaid dividends), and (z) having a denominator equal to the Mercury Average Stock Price ("the Series A Liquidation Amount"); plus (B) the Applicable Fraction (defined below) of a share of the common stock of Mercury;

                      (2) each share of Series B Preferred of Conduct (the "Series B Preferred") outstanding immediately prior to the Closing shall be exchanged into: (A) a fraction of a share of Mercury Stock (as defined below), in each case (y) having a numerator equal to $0.865 (representing the liquidation preference of each share of Series B Preferred under Conduct's Articles of Association plus any declared but unpaid dividends), and (z) having a denominator equal to the Mercury Average Stock Price ("the Series B Liquidation Amount"); and (B) the Applicable Fraction of a share of Mercury Stock;

                (ii)  Thereafter,

                      (1) each share of the ordinary shares of Conduct (the "Conduct Ordinary Shares") outstanding immediately prior to the C losing shall be exchanged into the Applicable Fraction (as defined below) of a share of the common stock (par value $0.002 per share) of Mercury ("Mercury Stock"). The "Applicable Fraction" shall be the fraction (A) having a numerator equal to 408,000 less the Aggregate Preferred Stock Liquidation Preference (if any) and (B) having a denominator equal to the Fully Diluted Number of Conduct Capital Shares;

                      (2) each share of the Conduct Preferred Shares outstanding immediately prior to the Closing (in addition to the amounts set forth above in Subsection 1.6(a)(i)) shall be exchanged into the Applicable Fraction of a share of the Mercury Stock.

                                       3
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                (iii) all calculations under this Section 1.6(a) shall be
     rounded to the nearest one thousandth (1/1,000th); and

                (iv) subject only to Section 1.6(c), in no case shall the number of shares of Mercury Stock issued under this Section 1.6(a) to the Conduct Shareholders, when added to the shares of Mercury Stock issuable to the holders of options and warrants to purchase Conduct Capital Shares under
     Section 1.7, exceed 408,000 shares.

           (b) Notwithstanding anything to the contrary contained in this Agreement, a portion of the shares of Mercury Stock issued in the transactions contemplated by this Agreement shall be delivered into escrow and held as specified in Section 1.8 hereof.

           (c) In the event Mercury at any time or from time to time between the date of this Agreement and the Closing declares or pays any dividend on Mercury Stock payable in Mercury Stock or in any right to acquire Mercury Stock, or effects a subdivision of the outstanding shares of Mercury Stock into a greater number of shares of Mercury Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Mercury Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Mercury Stock, then the Applicable Fraction shall be appropriately adjusted.

           (d) The shares of Mercury Stock to be issued in the transaction shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

           (e) If any Conduct Capital Shares outstanding immediately prior to the Closing are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Conduct, then the shares of Mercury Stock issued in exchange for such Conduct Capital Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Mercury Stock may accordingly be marked with appropriate legends.

           (f) No fractional shares of Mercury Stock shall be issued in connection with the transactions contemplated by this Agreement, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital shares of Conduct

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

who would otherwise be entitled to receive a fraction of a share of Mercury Stock (after aggregating all fractional shares of Mercury Stock issuable to such holder) shall, upon surrender of such holder's stock certificate(s) representing capital shares of Conduct, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Mercury Average Stock Price. In no case shall any holder of capital shares of Conduct be entitled to receive cash in an amount equal to or greater than the value of one share of Mercury Stock.

           (g) Mercury shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Conduct Capital Shares pursuant to this Agreement such amounts as Mercury may be required to deduct or withhold therefrom under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

           (h) The shares of Mercury Stock issued upon surrender for exchange of shares of Conduct Capital Shares in accordance with the terms of this Agreement shall be deemed to have been fully paid and issued in full satisfaction of all rights pertaining to such shares.

     1.7  Stock Options, Warrants and Convertible Promissory Notes.

           (a) At the Closing, each option to purchase capital shares of Conduct that is then outstanding, whether vested or unvested (a "Conduct Option"), shall be assumed by Mercury in accordance with the terms (as in effect as of the date of this Agreement) of the stock option agreement by which such Conduct Option is evidenced. At the Closing, all rights with respect to Conduct Capital Shares under outstanding Conduct Options shall be converted into rights with respect to Mercury Stock. Accordingly, from and after the Closing, (i) each Conduct Option assumed by Mercury may be exercised solely for shares of Mercury Stock, (ii) the number of shares of Mercury Stock subject to each such assumed Conduct Option shall be equal to the number of Conduct Capital Shares that were subject to such Conduct Option immediately prior to the Closing multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Mercury Stock,
(iii) the per share exercise price for the Mercury Stock issuable upon exercise of each such assumed Conduct Option shall be determined by dividing the exercise price per share of Conduct Capital Shares subject to such Conduct Option, as in effect immediately prior to the Closing, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Conduct Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Conduct Option shall otherwise remain unchanged; provided, however, that each such assumed Conduct Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Mercury after the Closing. It is the intention of the parties that Conduct Options so assumed by Mercury qualify, to the maximum extent permissible following the Closing, as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Closing, or as options granted pursuant to the provisions of section 102 of the Israeli Income

                                       5
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Tax Ordinance (new version) 1961 (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5349-1989 (the "Rules"), as appropriate. Conduct and Mercury shall take all action that may be necessary to effectuate the provisions of this Section 1.7. As soon as is reasonably practicable following the Closing, Mercury will send to each holder of an assumed Conduct Option a written notice setting forth (i) the number of shares of Mercury Stock subject to such assumed Conduct Option and (ii) the exercise price per share of Mercury Stock issuable upon exercise of such assumed Conduct Option. Mercury shall file with the SEC, within 10 days after the Closing, a registration statement on Form S-8 registering the exercise of any Conduct Options assumed by Mercury pursuant to this Section 1.7.

           (b) Immediately prior to the Closing, each warrant to purchase Conduct Capital Shares that is then outstanding (a "Conduct Warrant"), shall terminate according to its terms.

           (c) Immediately prior to the Closing, each Conduct Noteholder hereby agrees to convert all Conduct Convertible Promissory Notes held by such holder into such number of Conduct Series B Preferred Shares as is equal to the amount of outstanding principal divided by $0.865.

     1.8  Exchange of Certificates; Escrow Shares.

           (a) At the Closing, each Conduct Shareholder shall surrender to Mercury all certificates representing shares of Conduct Ordinary Shares or Conduct Preferred Shares, as appropriate, for cancellation, together with an executed share transfer deed duly endorsed and witnessed in blank by such holder and such other documents as may be reasonably required by Mercury. As soon as practicable after the Closing, Mercury shall (i) deliver to each Conduct Shareholder who has surrendered its, his or her certificates formerly representing Conduct Capital Shares in compliance with the preceding sentence a certificate representing 90 percent of the number of whole shares of Mercury Stock that such Conduct Shareholder has the right to receive pursuant to the provisions of Section 1.6 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement"), on behalf
                         ---------
the Conduct Shareholders, a certificate representing 10 percent of the number of whole shares of Mercury Stock that each Conduct Shareholder has the right to receive pursuant to the provisions of Section 1.6 represented by one stock certificate issued in the name of the Escrow Agent (the "Escrow Shares"). In determining the number of whole shares that represent 90 percent of the number of shares of Mercury Stock to which each Conduct Shareholder is entitled pursuant to Section 1.6, Mercury shall round up to the nearest whole number of shares, and in determining the number of Escrow Shares to which such Conduct Shareholder is entitled pursuant to Section 1.6, Mercury shall round down to the nearest whole number. If any shares of Mercury Stock are to be issued in the name of a person other than the person in whose name Conduct Stock Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Mercury, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the

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satisfaction of Mercury that such taxes have been paid or are not required to be paid. If any Conduct share certificate shall have been lost, stolen or destroyed, Mercury may, in its discretion and as a condition precedent to the issuance of any certificate representing Mercury Stock, require the owner of such lost, stolen or destroyed Company share certificate to provide an appropriate affidavit with respect to such Company share certificate.

           (b) No dividends or other distributions declared or made with respect to Mercury Stock with a record date after the Closing shall be paid to the holder of any unsurrendered Conduct share certificate with respect to the shares of Mercury Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment payable subsequent to the Closing but prior to the surrender of such Company Stock Certificate.).

     1.9 Tax Consequences. For United States federal income tax purposes and the Israeli Income Tax Ordinance, the transactions contemplated by this Agreement are intended to constitute a taxable sale of Conduct shares to Mercury.

     1.10 Accounting Treatment. For accounting purposes, the transaction is intended to be treated as a "pooling of interests."

     1.11 Further Action. If, at any time after the Closing, any further action is determined by Mercury to be necessary or desirable to carry out the purposes of this Agreement or to vest Conduct or Mercury with full right, title and possession of and to all rights and property of Conduct, the officers and directors of Conduct and Mercury shall be fully authorized (in the name of Conduct and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF CONDUCT AND SUBSIDIARY

     Except as set forth in the Disclosure Schedule attached hereto as Exhibit
                                                                       -------
E, Conduct and, Subsidiary jointly and severally represent and warrant, to
-
Mercury that the representations and warrants set forth below are true and correct as of the date of the Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement), as follows:

     2.1  Due Organization; Subsidiaries; Etc.

           (a) Conduct is a corporation duly organized, validly existing and in good standing under the laws of Israel, and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Conduct and the Subsidiary each have all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned; and (iii) to perform its obligations in all material respects under all Material Contracts by which it is bound.

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           (b) Except as set forth on Part 2.1(b) neither Conduct nor Subsidiary have conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

           (c) Neither Conduct nor Subsidiary is, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on Conduct.
           (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of Conduct's and Subsidiary's board of directors, and
(ii) the names and titles of Conduct's and Subsidiary's officers. Neither Conduct's nor Subsidiary's board of directors has ever established any committees, other than the Conduct Compensation Committee and the Audit Committee.

           (e) Conduct has no subsidiaries, other than Subsidiary, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 Articles of Association and Bylaws; Records. Conduct has delivered to Mercury accurate and complete copies of: (a) Conduct's articles of association and Subsidiary's articles of incorporation and bylaws, including all amendments thereto; (b) the share records of Conduct and Subsidiary and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Conduct and Subsidiary and the board of directors of Conduct and the Subsidiary. There have been no meetings or other proceedings or actions of the shareholders of Conduct or Subsidiary or the board of directors of Conduct or Subsidiary in which any material action took place that are not fully reflected in such minutes or other records. There has not been any material violation of any of the provisions of Conduct's articles of association or Subsidiary's articles of incorporation or bylaws or of any resolution adopted by Conduct's or Subsidiary's shareholders or Conduct's or Subsidiary's board of directors. The books of account, stock records, minute books and other records of Conduct and Subsidiary are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with all applicable material Legal Requirements.

     2.3   Capitalization, Etc.

           (a) The authorized capital shares of Conduct consist of (i) 14,371,965 ordinary shares, of which 3,911,875 shares are issued and outstanding as of the date of this Agreement and (ii) 7,349,285 Preferred Shares, 2,096,250 of which are designated as Series A Preferred, 2,096,250 of which are issued and outstanding as of the date of this Agreement, and 5,253,035 of which are designated Series B Preferred Stock, 4,625,000 of which are issued and outstanding as of the date of this Agreement. The authorized capital stock of Subsidiary consists of 1,000 shares of common stock, of which 100 shares are issued and outstanding as of the date of this Agreement and all of which are owned by Conduct. Exhibit A to this Agreement sets forth the names of Conduct's
                  ---------

Shareholders as of the date of this Agreement and the number of

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Conduct Ordinary Shares and Conduct Preferred Shares owned of record by each of such Conduct Shareholders as of the date of this Agreement. Conduct has reserved an additional 1,875,000 Conduct Ordinary Shares for issuance under its 1998 Share Option Plan (the "Option Plan") to employees, advisory board members, officers or directors of, or consultants to, Conduct, of which options to acquire 739,063 Ordinary Shares have been granted and are outstanding as of the date of this Agreement (and 8,125 have been exercised at the date hereof). Part 2.3(a)(1) of the Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding Conduct Options, including the number of Conduct Ordinary Shares subject to each such Conduct Option, the exercise and vesting schedule, and the exercise price per share. Conduct has reserved an additional 628,035 shares of Conduct Series B Preferred Stock for issuance pursuant to outstanding warrants as of the date of this Agreement to purchase shares of Conduct Series B Preferred Stock and pursuant to convertible unsecured promissory notes. Part 2.3(a)(2) of the Disclosure Schedule sets forth the names of Conduct's warrant holders as of the date of this Agreement and the number of shares issuable upon exercise of outstanding warrants as of the date of this Agreement and the names of the Conduct Noteholders, the aggregate principal amounts of such notes and the number of shares issuable upon conversion in full of such note as of the date of this Agreement.

           (b) All of the outstanding Conduct Ordinary Shares and Conduct Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Part 2.3(b), there are no preemptive rights applicable to any capital shares of Conduct or Subsidiary.

           (c) Except as identified in Section 2.3(a), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital shares or other securities of Conduct or Subsidiary; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital shares or other securities of Conduct or Subsidiary.

           (d) No capital shares or other securities have been repurchased, redeemed or otherwise reacquired by Conduct.

           (e) All outstanding Conduct Capital Shares have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

      2.4  Financial Statements.

           (a) Conduct has delivered to Mercury the following financial statements and notes (collectively, the "Conduct Financial Statements"):

                (i) the audited consolidated balance sheets of Conduct as of December 31, 1998, 1997 and 1996, and the related audited consolidated statements of income, statements of shareholders' equity and statements of cash flows of Conduct for the years then ended, together with the notes thereto; and

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                (ii) the unaudited consolidated balance sheet of Conduct as of
September 30, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of income of Conduct for the nine months then ended.
           (b) Conduct Financial Statements are accurate and complete in all material respects and present fairly the financial position of Conduct as of the respective dates thereof and the results of operations and cash flows of Conduct for the periods covered thereby. Conduct Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, and except with respect to the actions contemplated by this agreement since September 30, 1999:

           (a) there has not been any material adverse change in Conduct's or Subsidiary's business, condition, assets, liabilities, operations or financial performance, and no event has occurred that will, or could reasonable be expected tohave a Material Adverse Effect on Conduct;

           (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of Conduct's or Subsidiary's assets (whether or not covered by insurance);

           (c) Neither Conduct nor Subsidiary has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any capital shares, and has not repurchased, redeemed or otherwise reacquired any capital shares or other securities;

           (d) Neither Conduct nor Subsidiary has sold, issued or authorized the issuance of (i) any capital shares or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital shares or any other security, or (iii) any instrument convertible into or exchangeable for any capital shares or other security;

           (e) Neither Conduct nor Subsidiary has made any capital expenditure which individually exceeds $10,000 or, when added to all other capital expenditures made by Conduct since September 30, 1999, exceeds $25,000 in the aggregate;

           (f) Neither Conduct nor Subsidiary has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

           (g) Neither Conduct nor Subsidiary has (i) acquired, leased or licensed any right or other assets from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by Conduct from other Persons in the ordinary course of business and consistent with Conduct's past practices), (ii) sold, assigned or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by Conduct to other Persons in the ordinary course of business and consistent with Conduct's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by Conduct in the ordinary course of business and consistent with Conduct's past practices);

           (h) Neither Conduct nor Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

           (i) Neither Conduct nor Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Conduct's past practices;

           (j) Neither Conduct nor Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

           (k) Neither Conduct nor Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

           (l) Neither Conduct nor Subsidiary has materially changed any of its methods of accounting or accounting practices in any respect;

           (m)  Neither Conduct nor Subsidiary has made any Tax election;

           (n) Neither Conduct nor Subsidiary has commenced or settled any material Legal Proceeding;

           (o) Neither Conduct nor Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

           (p) Conduct has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(o)" above.

     2.6   Title to Assets.

           (a) Except as set forth in Part 2.6(a) of the Disclosure Schedule, Conduct owns, and has good, valid and marketable title to, all material assets purported to be owned by it, including: (i) all material assets reflected on the Unaudited Interim Balance Sheet (except for those disposed of in the ordinary course of business since September 30, 1999); (ii) all material assets referred to in Parts 2.8 and 2.9 of the Disclosure Schedule and all of Conduct's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and
(iii) all other material assets reflected in Conduct's books and records as being owned by Conduct. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said material assets are owned by Conduct free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Conduct.

           (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to Conduct, except for (i) any equipment being leased to Conduct under a standard operating lease requiring annual payments by Conduct of less than $12,000, and (ii) any software being licensed to Conduct under any third party software license generally available to the public at a total cost of less than $10,000.

     2.7   Bank Accounts; Receivables; Customers.

           (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information (including account numbers, type of account and names of all individuals authorized to draw on or make withdrawals from each account) with respect to each account maintained by or for the benefit of Conduct or Subsidiary at any bank or other financial institution.

           (b) Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of Conduct or Subsidiary (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1999 and have not yet been collected) (i) represent valid obligations of customers of Conduct or Subsidiary arising from bona fide transactions entered into in the ordinary course of business, and (ii) no request or agreement for deduction or discount has been made with respect to any amounts receivable.

            (c) Part 2.7(c) of the Disclosure Schedule (i) identifies and provides an accurate and complete breakdown of the revenues received from each customer or other Person that accounted for more than 5% of the revenues of Conduct in the fiscal year ended December 31, 1998 and the nine months ending September 30, 1999. and (ii) identifies each customer that is obligated to make payments to Conduct in an aggregate amount exceeding $25,000 per year. Conduct has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with Conduct or to effect a material reduction in the volume of business transacted by such Person with Conduct below historical levels: except where the termination or modification of such customer relationship would not, individually or in to aggregate, have a Material Adverse Effect on the Conduct or Subsidiary

     2.8   Equipment; Leasehold.

           (a) The equipment owned or leased by Conduct and Subsidiary is, taken as a whole, adequate for the uses to which it is being put, is in good condition and repair (ordinary wear and tear excepted) and is adequate for the conduct of Conduct's business in the manner in which such business is currently being conducted.

           (b) Neither Conduct nor Subsidiary owns any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.8(b) of the Disclosure Schedule.

     2.9   Proprietary Assets.

           (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Conduct Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Conduct Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies the Conduct Proprietary Assets owned by Conduct or Subsidiary as set forth in the product brochures or the product specifications attached as Part 2.9(a)(2) of the Disclosure Schedule. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Conduct Proprietary Asset that is owned by any other Person and that is licensed to or used by Conduct or Subsidiary (except for any Conduct Proprietary Asset that is licensed to Conduct or Subsidiary under any third party software license that (1) is generally available to the public at a cost of less than $5,000, and (2) imposes no future monetary obligation on Conduct or Subsidiary) and identifies the license agreement or other agreement under which such Conduct Proprietary Asset is being licensed to or used by Conduct or Subsidiary. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, Conduct has good, valid and marketable title to all of the Conduct Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, neither Conduct nor Subsidiary is obligated to make any payment to any Person for the use of any Conduct Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, Conduct is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Conduct Proprietary Assets on an exclusive basis (other than Conduct Proprietary Assets consisting of software licensed to Conduct or Subsidiary under third party licenses generally available to the public, with respect to which Conduct's rights are not exclusive).

           (b) Conduct and Subsidiary have taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Conduct Proprietary Assets (except Conduct Proprietary Assets whose value would be unimpaired by public disclosure), and otherwise to maintain and protect the value of all Conduct Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, neither Conduct nor Subsidiary have disclosed nor delivered nor permitted to be disclosed or delivered to any Person, and, no Person, to the Company's and Subsidiary's Knowledge (other than Conduct or Subsidiary), has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Conduct Proprietary Asset.

           (c) To Conduct and Subsidiary's Knowledge, none of Conduct Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, to Conduct and Subsidiary's Knowledge, neither Conduct nor Subsidiary is infringing, misappropriating or making any unlawful use of, and neither Conduct nor Subsidiary has at any time infringed, misappropriated or made any unlawful use of, or received any written notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, to Conduct and Subsidiary's Knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Conduct Proprietary Asset.

           (d) Conduct Proprietary Assets constitute all the Proprietary Assets necessary to enable Conduct to conduct its business in the manner in which such business is currently being conducted. Except as set forth in Part 2.9(d) of the Disclosure Schedule, (i) neither Conduct nor Subsidiary has licensed any of Conduct Proprietary Assets to any Person on an exclusive basis, and (ii) neither Conduct nor Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of the Conduct Proprietary Assets or to transact business in any market or geographical area or with any Person.

           (e) Except as set forth in Part 2.9(e) of the Disclosure Schedule, all current and former employees of Conduct and Subsidiary, and all current and former consultants and independent contractors to Conduct and Subsidiary, have executed and delivered to Conduct or Subsidiary, as applicable, written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of Employee Invention Assignment and Confidentiality Agreement attached to Part 2.9(e) of the Disclosure Schedule.

           (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, neither Conduct nor Subsidiary has entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Conduct Proprietary Asset including source code, object code, or any versions, modifications or derivative works of source code or object code in any Conduct Proprietary Asset.

           (g) To Conduct's and Subsidiary's Knowledge, each computer program and other item of software owned by Conduct or Subsidiary is Year 2000 Compliant. To Conduct and Subsidiary's Knowledge, each computer program and other item of software that has been designed, developed, sold, installed, licensed or otherwise made available by Conduct or Subsidiary to any Person is Year 2000 Compliant. As used in this Section 2.9(g), "Year 2000 Compliant" means, with respect to a computer program or other item of software (i) the functions, calculations, and other computing processes of the program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) the program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but
(B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

     2.10   Contracts.

           (a) Part 2.10(a) of the Disclosure Schedule identifies each Conduct Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following (and each other Contract that is material to the business of Conduct and Subsidiary taken together as a whole) shall be deemed to constitute a "Material Contract":

                (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor (other than offer letters which do not contain any payments to an employee which become due upon termination of employment);

                (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset (except for Contracts with respect to any Proprietary Asset that is licensed to Conduct or Subsidiary under any third party software license that (1) is generally available to the public at a cost of less than $5,000, and (2) imposes no future monetary obligation on Conduct or Subsidiary);

                (iii) any Contract imposing any restriction on Conduct's or Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any technology;

                (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                (v) any Contract creating or relating to the creation of any material Encumbrance with respect to any material asset owned or used by Conduct or Subsidiary;

                (vi) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                (vii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                (viii) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

                (ix) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Conduct and any contractor or subcontractor to any Governmental Body);

                (x) any Contract entered into outside the ordinary course of business or inconsistent with Conduct's past practices;

                (xi) any written Contract between Conduct and Subsidiary;

                (xii) any Contract that has a term of more than 90 days and that may not be terminated by Conduct or Subsidiary (without penalty) within 90 days after the delivery of a termination notice by Conduct or Subsidiary; and

                (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

           (b) Conduct has delivered or made available to Mercury accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by Conduct or Subsidiary in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

           (c)  Except as set forth in Part 2.10(c) of the Disclosure Schedule:

                (i) Neither Conduct nor Subsidiary has committed any material breach or default under any Conduct Contract, and, to the Knowledge of Conduct and Subsidiary, no other Person has committed any material breach or default under any Conduct Contract;

                (ii) to the Knowledge of Conduct and Subsidiary, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Conduct Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Conduct Contract, (C) give any Person the right to accelerate the maturity or performance of any Conduct Contract, or (D) give any Person the right to cancel, terminate or materially modify any Conduct Contract;

                (iii) Neither Conduct nor Subsidiary has received any written notice or other communication regarding (i) any material violation or breach of, or default under, any Conduct Contract, or (ii) any termination of any material Conduct Contract; and

                (iv) Neither Conduct nor Subsidiary has waived any of its material rights under any Contract.

          (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Conduct or Subsidiary under any Conduct Contract or any other term or provision of any Conduct Contract.

          (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable Conduct and Subsidiary to conduct the business in the manner in which the business is currently being conducted.

    2.11  Liabilities.

          (a) Neither Conduct nor Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) liabilities incurred in the ordinary course of business (and in compliance with this Agreement) since the date of the Unaudited Interim Balance Sheet; (iii) liabilities for future performance under existing Material Contracts (iv) accounts payable or accrued salaries that have been incurred by Conduct or Subsidiary since September 30, 1999 in the ordinary course of business and consistent with Conduct's past practices; (v) the liabilities identified in Part 2.11(a) of the Disclosure Schedule; (vi) transaction expenses incurred in connection with this Agreement and (vii) liabilities (other than those provided for separately in sections (i), (ii), (iii), (iv), (v) and (vi) of this Section 2.11) which do not exceed $10,000, individually or in the aggregate.

          (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of: (i) all accounts payable of Conduct and Subsidiary as of September 30, 1999, (ii) all notes payable of Conduct or Subsidiary and all indebtedness of Conduct or Subsidiary for borrowed money, (iii) all customer deposits and other deposits held by Conduct or Subsidiary as of September 30, 1999; and (iv) deferred revenue, warranty or obligations to deliver services, support or upgrades.

    2.12 Compliance with Legal Requirements. Except as set forth in Part 2.12 of the Disclosure Schedule, Conduct and Subsidiary each is, in substantial compliance with each Legal Requirement that is applicable in any material respect to the conduct of its business or the ownership of its assets. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by Conduct or Subsidiary of, or a failure in any material respect on the part of Conduct or Subsidiary to comply with, any material Legal Requirement. Except as set forth in Part 2.12 of the Disclosure Schedule, neither Conduct nor Subsidiary has ever received any written notice or other communication from any Governmental Body regarding any actual or possible material violation of, or failure to comply with, any material Legal Requirement.

    2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each Governmental Authorization held by Conduct or Subsidiary, and Conduct has delivered to Mercury accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the

Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Conduct and Subsidiary to conduct the business in the manner in which their business is currently being conducted except such Governmental Authorizations that no Governmental Body has demanded to be obtained or of which Conduct and Subsidiary are unaware, or which the failure to obtain if required, would not have a Material Adverse Effect on Conduct or Subsidiary. Conduct and Subsidiary each is in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Neither Conduct nor Subsidiary has ever received any written notice or other written communication from any Governmental Body regarding (a) any material violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (b) any revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.14  Tax Matters.

          (a) Except as set forth in Part 2.14(a) of the Disclosure Schedule, all material Tax Returns required to be filed by or on behalf of Conduct or Subsidiary with any Governmental Body on or before the date hereof (the "Conduct Returns") (i) have been filed in a timely manner, and (ii) to Conduct's and Subsidiary's Knowledge, have been accurately and completely prepared in any material respect in compliance with all applicable Legal Requirements. All material amounts shown on Conduct Returns to be due on or before the date hereof have been paid. Conduct has delivered to Mercury accurate and complete copies of all Conduct Returns filed since the date of Conduct's incorporation.

          (b) Except as set forth in Part 2.14(b) of the Disclosure Schedule, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Conduct or Subsidiary (whether pursuant to any Tax Return or otherwise) has been to the extent material duly paid in full on a timely basis. Any Tax required to have been withheld or collected by Conduct or Subsidiary has been duly withheld and collected on a timely basis; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body on a timely basis or adequately reserved in the Conduct financial statements.

          (c) Conduct Financial Statements fully accrue all actual and contingent material liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Conduct has established, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 1999 through the date hereof.

          (d) No Conduct Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(d) of the Disclosure Schedule, there has been no examination or audit of any Conduct Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. Conduct has delivered to Mercury accurate and complete copies of all audit reports and similar documents (to which Conduct has access) relating to Conduct Returns. No extension or waiver of the limitation period applicable to any of Conduct Returns has been granted (by Conduct, Subsidiary or any other Person), and no such extension or waiver has been requested from Conduct.

          (e) No claim or Legal Proceeding is pending or to the Knowledge of Conduct or Subsidiary has been threatened against or with respect to Conduct or Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Conduct or Subsidiary. There are no liens for Taxes upon any of the assets of Conduct, except liens for current Taxes not yet due and payable. Subsidiary has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Subsidiary has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date hereof. Conduct will not be required to include any adjustment in its taxable income for any tax period (or portion thereof) as a result of transactions or events occurring, or accounting methods employed, prior to the date hereof.

          (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Subsidiary that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Neither Conduct or Subsidiary is, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

          (g) Except as set forth in Part 2.14(g) of the Disclosure Schedule, since Conduct's incorporation, (i) no Governmental Body has asserted any claim or otherwise made any allegation that Conduct or Subsidiary has failed or may have failed to pay any sales tax, use tax or similar Tax, and (ii) neither Conduct or Subsidiary has engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received any written communication from any Governmental Body, in connection with any possible failure on the part of Conduct or Subsidiary to pay any sales tax, use tax or similar Tax.

          (h) Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. Subsidiary (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) does not have any Liability for the Taxes of any other Person under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (i) Conduct has not been required to file a United States federal income tax return or any state income tax return for any year. Conduct has had no income which is effectively connected with a US trade or business under Code section 864. Except as set forth in Part 2.14(i) of the Disclosure Schedule, Conduct is not a party to an Advance Pricing Agreement (or any similar agreement under foreign law) and all transactions between Conduct and

Subsidiary (and any other commonly controlled parties) have been in accordance with the arm's length standard in compliance with Code section 482 and the treasury regulations thereunder.

    2.15  Employee and Labor Matters; Benefit Plans.

          (a) Part 2.15(a) of the Disclosure Schedule contains a list of all employees of Conduct or Subsidiary as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions and their vacation accruals as of September 30, 1999. Neither Conduct or Subsidiary is, and has never been, a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) To the Knowledge of Conduct or Subsidiary, there is no employee of Conduct or Subsidiary who is not fully available to perform work because of disability or other leave, except as set forth in Part 2.15(b). The employment of each employee of Conduct or Subsidiary is terminable by Conduct or Subsidiary at will. Conduct has made available copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current employees of Conduct and Subsidiary.

          (c) Part 2.15(c) of the Disclosure Schedule identifies each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by Conduct or Subsidiary for the benefit of any current or former employee of Conduct or Subsidiary.

          (d) Except as set forth in Parts 2.15(c) or 2.15(d) of the Disclosure Schedule, neither Conduct nor Subsidiary maintains, sponsors or contributes to, and has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , which applies to such employees, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA and as required pursuant to the Israeli Severance Payment Law - 1963, applicable collective agreements and extension orders) for the benefit of employees or former employees of Conduct or Subsidiary (a "Pension Plan").

          (e) Except as set forth in Parts 2.15(c) or 2.15(e) of the Disclosure Schedule, neither Conduct or Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Conduct or Subsidiary (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (f)  With respect to each Plan, Conduct has delivered to Mercury:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1997 and 1998;

               (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and (B) each material employee communication relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination, opinion, notification, or advisory letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (g) Except with respect to each other, neither Conduct nor Subsidiary is and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither Conduct or Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Neither Conduct or Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (h) Neither Conduct or Subsidiary has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

          (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Conduct or Subsidiary after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and
(iii) benefits the full cost of which are borne by current or former employees of Conduct or Subsidiary (or their beneficiaries)).

          (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service with respect to each such plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter, and neither Conduct nor Subsidiary is aware of any reason why any such determination letter should be revoked.

          (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Conduct or Subsidiary (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (n) Except as set forth in Part 2.15(n) of the Disclosure Schedule, Conduct and Subsidiary are in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

          (o) Conduct and Subsidiary have good labor relations, and, except as set forth in Part 2.15(o) of the Disclosure Schedule, neither Conduct nor Subsidiary has any Knowledge of any facts indicating that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on Conduct's or Subsidiary's labor relations, or (ii) any of Conduct's or Subsidiary's employees intends to terminate his or her employment with Conduct or Subsidiary, as applicable. To the Knowledge of Conduct and Subsidiary no employee of Conduct or Subsidiary is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of Conduct or Subsidiary, or (B) the business or operations of Conduct and Subsidiary.

    2.16 Environmental Matters. To Conduct's Knowledge, Conduct is and has at all times been in compliance with all applicable Israeli environmental laws and regulations. There is no pending or, to Conduct's Knowledge, threatened Legal Proceeding alleging violation of, or requesting compliance by Conduct with, Israeli environmental laws and regulations.

    2.17  Sale of Products; Performance of Services.

          (a) Except as set forth in Part 2.17(a) of the Disclosure Schedule, to Conduct's and Subsidiary's Knowledge, each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by Conduct or Subsidiary to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all material applicable Legal Requirements; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Proprietary Asset or other asset (or the operation or performance thereof).

          (b) To Conduct's and Subsidiary's Knowledge, all installation services, design services, development services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by Conduct or Subsidiary were performed properly and in conformity in all material respects with the terms and requirements of all applicable warranties and other Contracts and with all material applicable Legal Requirements.

          (c) Neither Conduct nor Subsidiary will incur or otherwise become subject to any material Liability arising directly or indirectly from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by Conduct or Subsidiary, or (ii) any installation services, design services, development services, programming services, repair services, maintenance services, support services, training services, upgrade services or other services performed by Conduct or Subsidiary.

          (d) Except as set forth in Part 2.17(d) of the Disclosure Schedule, no customer or other Person has ever asserted or, to Conduct's or Subsidiary's Knowledge, threatened to assert any claim against Conduct or Subsidiary (i) under or based upon any warranty provided by or on behalf of Conduct or Subsidiary, or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by Conduct or Subsidiary or any services performed by Conduct or Subsidiary. To the Knowledge of Conduct and Subsidiary, no material event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise to or serve as a basis for the assertion of any such claim.

    2.18 Insurance. Part 2.18 of the Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of Conduct and Subsidiary. Conduct has delivered to Mercury accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure
Schedule is in full force and effect.

    2.19 Related Party Transactions. Except as set forth in Part 2.19 of the Disclosure Schedule and except for this agreement and the transactions contemplated hereby: (a) no Related Party has, and no Related Party has at any time had any material indirect interest in any material asset used in or otherwise relating to the business of Conduct or Subsidiary; (b) no Related Party is, or has at any time been, indebted to Conduct or Subsidiary; (c) no Related Party has entered into, or has had any material financial interest in, any material Contract, transaction or business dealing involving Conduct or Subsidiary. For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Conduct Shareholders; (ii) each individual who is, or who has at any time been an officer or director of Conduct or Subsidiary; (iii) each individual who is, or who at any time been a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; (iv) any trust or other Entity (other than Conduct) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest; and (v) as defined in Section 96A of the Israeli Companies Ordinance-1983.

    2.20  Legal Proceedings; Orders.

          (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of Conduct and Subsidiary ) no Person has threatened to commence any Legal Proceeding: (i) that involves Conduct, Subsidiary or any of the assets owned or used by Conduct or Subsidiary; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement. To the Knowledge of Conduct and Subsidiary except as set forth in Part 2.20(a) of the Disclosure Schedule, no material event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such material Legal Proceeding.

          (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no material Legal Proceeding has ever been commenced by, and no material Legal Proceeding has ever been pending against, Conduct or Subsidiary.

          (c) There is no order, writ, injunction, judgment or decree to which Conduct or Subsidiary, or any of the assets owned or used by Conduct or Subsidiary, is subject. To the Knowledge of Conduct and Subsidiary, none of the Conduct Principal Shareholders is subject to any order, writ, injunction, judgment or decree that relates to Conduct's business or to any of the assets owned or used by Conduct or Subsidiary. To the Knowledge of Conduct and Subsidiary, no officer or other employee of Conduct or Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Conduct's business.

    2.21 Authority; Binding Nature of Agreement. Conduct or Subsidiary each have the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which Conduct or Subsidiary is or will be a party; and the execution, delivery and performance by Conduct and Subsidiary of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of Conduct, Subsidiary and each of their boards of directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which Conduct or Subsidiary is a party constitutes, assuming the due authorization, execution and delivery hereof by Mercury and subject to the filings and approvals specified in Section 7 hereof, the legal, valid and binding obligation of Conduct or Subsidiary, as applicable, enforceable against Conduct or Subsidiary, as applicable, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Disclosure Schedule and except for Breaches which could not reasonably be expected to have a Material Adverse Effect on Conduct or Subsidiary, neither (1) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, nor (2) the consummation of the transactions contemplated by this Agreement or any such other agreement, document or instrument, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Conduct's articles of association or (ii) Subsidiary's articles of incorporation or bylaws, or (ii) any resolution adopted by Conduct's or Subsidiary's shareholders or Conduct's or Subsidiary's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Conduct or Subsidiary, or any of the assets owned or used by Conduct or Subsidiary, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Conduct or Subsidiary or that otherwise relates to Conduct's business or to any of the assets owned or used by Conduct or Subsidiary;

          (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Conduct or Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Conduct or Subsidiary).

Neither Conduct nor Subsidiary is, nor will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, or (y) the consummation of the transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement except for (A) filings with the Israel

Investment Center of the Israeli Ministry of Trade & Industry, (B) filings with the Chief Scientist of the Israeli Ministry of Trade & Industry, (C) the approval of the General Director of the Antitrust Authority in Israel, (D) approval of Israeli Income Tax Authorities as specified in Section 6.8 below, and (E) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have, individually or in the aggregate, a Material Adverse Effect on Conduct or Subsidiary.

    2.23 Approved Enterprise. Except as set forth in Part 2.23, Conduct has complied in all material respects with the terms and conditions as specified in the letter of approval dated December 29, 1996 and September 8, 1999, from the Israeli Investment Center of the Ministry of Industry and Trade for an investment program and the terms of the Encouragement of Capital Investments law-1959, issued to it.

    2.24 Chief Scientist. Except as set forth in Part 2.24 of the Disclosure Schedule, Conduct has complied in all material respects with the terms and conditions as specified in the letter of approval dated March 19, 1997, from the Chief Scientist of the Israeli Ministry of Industry and Trade and the terms of the Encouragement of Industrial Research and Development Law - 1984.

    2.25 No Brokers. Except as set forth in Part 2.25, none of Conduct nor Subsidiary has agreed or become obligated to pay to any Person, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

    2.26 Full Disclosure. This Agreement (including the Disclosure Schedule) does not contain any representation, warranty or information that is false or misleading with respect to any material fact.

Section 3.  Representations and Warranties of Conduct Shareholders

     The Conduct Shareholders each, severally and not jointly, represent and warrant to Mercury that on the date hereof and as of the Closing, as though made at the Closing, as follows:

    3.1 Ownership of Conduct Capital Shares. Such Conduct Shareholder is the sole record and beneficial owner of the Conduct Capital Shares designated as being owned by the Conduct Shareholder opposite his, her or its name in Exhibit
                                                                        -------
A to this Agreement.  Such Conduct Capital Shares are not subject to any Liens
-
or to any rights of first refusal of any kind, and such Conduct Shareholder has not granted any rights to purchase such Conduct Capital Shares to any other person or entity. Such Conduct Shareholder has the sole right to transfer such Conduct Capital Shares to Mercury. Such Conduct Capital Shares constitute all of the Conduct Capital Shares owned, beneficially or of record, by such Conduct Shareholder. and such Conduct Shareholder has no options, warrants or other rights to acquire Conduct Capital Shares. At the Closing, in exchange for the Mercury Stock issued pursuant to Sections 1.1 and 1.5 hereof, Mercury will receive good title to such Conduct Capital Shares, subject to no Liens retained, granted or permitted by such Conduct Shareholder or Conduct. Such Conduct Shareholder hereby waivers its Right of First Refusal and Right of Co-Sale with respect to the shares held by other Conduct Shareholders as set forth in the Conduct Articles of Association as currently in effect.

    3.2 Tax Matters. Such Conduct Shareholder has had an opportunity to review with his own tax advisors the tax consequences to the Conduct Shareholder of the transactions contemplated by this Agreement. Such Conduct Shareholder understands that he must rely solely on his advisors and not on any statements or representations by Mercury, Conduct, Subsidiary or any of their agents. Such Conduct Shareholder understands that he (and not Mercury, Conduct, or Subsidiary) shall be responsible for his, her or its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

    3.3 Authority. Such Conduct Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Conduct Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of such Conduct Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

    3.4 No Conflict. The execution and delivery by such Conduct Shareholder of this Agreement and the consummation of the transactions contemplated hereby will not conflict with any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Conduct Shareholder or any of his, her or its properties or assets is subject, or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Conduct Shareholder or his, her or its properties or assets.

    3.5 Exemption from Registration. Such Conduct Shareholder is aware (i) that the Mercury Stock to be issued to Conduct Shareholder in the transactions contemplated by this Agreement will not be registered immediately and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act, and (ii) that neither the transactions contemplated by this Agreement nor the issuance of such Mercury Stock has been approved or reviewed by the SEC or by any other governmental agency.

    3.6 No Immediate Resale. Such Conduct Shareholder is aware that, because the Mercury Stock to be issued in the transactions contemplated by this Agreement will not be registered immediately under the Act, such Mercury Stock cannot be resold unless such Mercury Stock is registered under the Act or unless an exemption from registration is available. Conduct Shareholder is also aware that while Mercury has agreed to file a registration statement promptly after the Closing with respect to the Mercury Stock to be issued to Conduct Shareholder in the transactions contemplated by this Agreement pursuant to the terms of a Registration Rights Agreement among Mercury and the Conduct Shareholders, there may be times that such registration statement would be unavailable for use by Conduct Shareholder to sell his or her shares. If the registration statement is unavailable then the provisions of Rule 144 under the Act will permit resale of the Mercury Stock to be issued to Conduct Shareholder in the transactions contemplated by this Agreement only under limited circumstances, and such Mercury Stock must be held by Conduct Shareholder for at least one year before it can be sold pursuant to Rule 144.

    3.7 Investment Intent. The Mercury Stock to be issued to Conduct Shareholder in the transactions contemplated by this Agreement will be acquired by Conduct Shareholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

    3.8 Adequate Investigation. Conduct Shareholder has received, reviewed and considered all the information Conduct Shareholder considers necessary to enable Conduct Shareholder to make an informed decision to invest in Mercury Stock, including the Mercury SEC Documents (defined below).

    3.9 Sophisticated Investor. Conduct Shareholder (either by himself or in conjunction with his representative) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in Conduct Shareholder's contemplated investment in the Mercury Stock to be issued in the transactions contemplated by this Agreement. Conduct Shareholder understands and has fully considered the risks of acquiring and owning Mercury Stock and further understands that: (i) an investment in Mercury Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment; and (ii) there are substantial restrictions on the transferability of the Mercury Stock to be issued in the transactions contemplated by this Agreement, and, accordingly, it may not be possible for Conduct Shareholder to liquidate his investment in such Mercury Stock (in whole or in part) in the case of emergency. Conduct Shareholder is able: (1) to hold the Mercury Stock that he is to receive in the transactions contemplated by this Agreement for a substantial period of time; and (2) to afford a complete loss of his investment in such Mercury Stock.

    3.10 Legends; Stop Transfer Orders. Conduct Shareholder understands that stop transfer instructions will be given to Mercury's transfer agent with respect to the Mercury Stock to be issued to Conduct Shareholder in the transactions contemplated by this Agreement, and that there will be placed on the certificate or certificates representing such Mercury Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

Section 4. Representations and Warranties of Mercury Mercury represents and warrants to Conduct, Subsidiary and the Conduct Shareholders as follows:

    4.1 Corporate Status. Mercury is a corporation duly organized, validly existing and in good standing under, the laws of the State of Delaware.

    4.2   SEC Filings; Financial Statements.

          (a) Mercury has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Mercury SEC Documents"). Mercury has delivered or otherwise made available to the Conduct Shareholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Mercury with the SEC between January 1, 1999 and the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Mercury SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Mercury SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Mercury SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Mercury and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Mercury and its subsidiaries for the periods covered thereby.

    4.3 Authority; Binding Nature of Agreement. Mercury has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which Mercury is or will be a party; and the execution, delivery and performance by Mercury of this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which Mercury is or will be a party has been duly authorized by all necessary action on the part of Mercury and its board of directors. This Agreement and each other agreement, document or instrument referred to in or contemplated by this Agreement to which Mercury is or will be a party constitutes the legal, valid and binding obligation of Mercury, enforceable against Mercury in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    4.4 Consents and Approvals; No Violations. There is no requirement applicable to Mercury to make any filing with, or to obtain any permit, authorization, consent or approval of any Governmental Body as a condition to the execution, delivery or performance by Mercury of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, or the lawful consummation by Mercury of the transactions contemplated by this Agreement, except for (A) the approval of the General Director of the Antitrust Authority in Israel, (B) filings with the Israel Investment Center of the Israeli Ministry of Trade & Industry, (C) filings with the Chief Scientist of the Israeli Ministry of Trade & Industry, (D) the approval of Israeli Income Tax Authorities set forth in Section 6.8 below, and
(E) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have, individually or in the aggregate, a Material Adverse Effect on Mercury. Neither the execution, delivery or performance of this Agreement by Mercury or any other agreement, document or instrument referred to in or contemplated by this Agreement nor the consummation by Mercury of the transactions contemplated by this Agreement or any such other agreement, document or instrument will directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Mercury or any resolution adopted by Mercury's shareholders or board of directors, (ii) contravene, conflict with or result in a material breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license agreement, lease or other material contract, instrument or obligation to which Mercury is a party or by which any of its assets may be bound, (iii) contravene, conflict with or result in violation in any material respects any statute, rule, regulation, order, writ, injunction or decree or any other Government Authorization applicable to Mercury or any of its material assets, where the consequences of any and all such breaches, defaults and violations would, in the aggregate, have a material and adverse effect on the business, operations or financial condition of Mercury taken as a whole, (iv) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any order, writ, injunction, judgement or decree, or (v) result in the creation of any material (individually or in the aggregate) liens, charges or Encumbrances on any of the assets of Mercury. Mercury is aware that in order to obtain the approval of the Chief Scientist of the Israeli Ministry of Trade & Industry, it will be required to deliver to the Chief Scientist certain undertakings substantially in the form attached as Exhibit J. As promptly as practicable after the date hereof, and in
            ---------
any event prior to the Closing, Mercury will sign and deliver such form to the Chief Scientist.

    4.5 Valid Issuance. Subject to Section 1.5(e), the Mercury Stock to be issued in the transactions contemplated by this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, and free of Encumbrances, issued in compliance with all Legal Requirements and free of restriction on transfer other than restrictions pursuant to this Agreement and under applicable securities laws.

SECTION 5. Certain Covenants

     5.1   Access and Investigation.

           (a) During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), Conduct shall: (a) provide Mercury and Mercury's Representatives with reasonable access to Conduct's and Subsidiary's personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to Conduct and Subsidiary; and (b) provide Mercury and Mercury's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to Conduct and Subsidiary, and with such additional financial, operating and other data and information regarding Conduct and Subsidiary, as Mercury may reasonably request.

           (b) During the Pre-Closing Period, Mercury shall: (a) provide Conduct and Conduct's Representatives with reasonable access to Mercury's personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to Mercury; and (b) provide Conduct and Conduct's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to Mercury, and with such additional financial, operating and other data and information regarding Mercury, as Conduct may reasonably request.

           (c) All information provided during the Pre-Closing Period by Mercury or Conduct to the other or the other's Representatives in connection with any investigation hereunder or pursuant to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be subject to the provisions of the Mutual Nondisclosure Agreement between Mercury and Conduct dated as of September 29, 1999 (the "Nondisclosure Agreement"), which shall remain in full force and effect. Except for information set forth in the Disclosure Schedule or the attachments thereto, no information obtained in any investigation shall effect or be deemed to modify any representation or warranty contained in this Agreement.

     5.2 Operation of the Business of Conduct. Without the prior written consent of Mercury during the Pre-Closing Period, and except as otherwise contemplated or permitted by this Agreement:

           (a) Conduct and Subsidiary shall each use its best effort to conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, shall pay its debts and Taxes when due (subject to good faith disputes, if any, over such debts and Taxes), and shall pay or perform its other material obligations when due;

           (b) Conduct and Subsidiary shall each use commercially reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and employees and (iii) maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Conduct;

           (c) Conduct and Subsidiary shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any capital shares;

           (d) Conduct and Subsidiary shall not repurchase, redeem or otherwise reacquire any capital shares or other securities other than pursuant to Contracts in effect as of the date of this Agreement;

           (e) Except for Conduct Capital Shares issued upon the exercise of options and warrants to purchase Conduct Capital Shares and any convertible promissory notes outstanding on the date of this Agreement and upon the conversion of Conduct Preferred Shares, neither Conduct nor Subsidiary shall sell, issue or authorize the issuance of (i) any capital shares or other security, (ii) any option or right to acquire any capital shares or other security or (iii) any instrument convertible into or exchangeable for any capital shares or other security;

           (f) Conduct shall not amend its articles of association or the articles of incorporation or bylaws of Subsidiary, or effect or permit Conduct or Subsidiary to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (g) Conduct and Subsidiary shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

           (h) Neither Conduct nor Subsidiary shall (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, severance (except as required by applicable law), cash incentive payment or similar payment to, increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or accelerate the vesting of any Conduct Option or any Conduct Capital Shares subject to vesting or (iii) hire any new employee or terminate any current employee;

           (i) Neither Conduct nor Subsidiary shall change any of its methods of accounting or accounting practices;

           (j)  Neither Conduct nor Subsidiary shall make any Tax election;

           (k) Neither Conduct nor Subsidiary shall commence or settle any Legal Proceeding, except as required by applicable law;

           (l) Neither Conduct nor Subsidiary shall enter into any license agreement with respect to or otherwise transfer any rights to any Conduct Proprietary Asset, or except in the ordinary course of business enter into any license with respect to any Proprietary Asset of any other person or entity;

           (m) Neither Conduct nor Subsidiary shall enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of Conduct or Subsidiary;

           (n) Neither Conduct nor Subsidiary shall amend or otherwise modify or violate the terms of any of Conduct Contracts set forth or described in the Disclosure Schedule;

           (o) Neither Conduct nor Subsidiary shall incur any indebtedness for borrowed money (other than indebtedness to trade creditors in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

           (p) Neither Conduct nor Subsidiary shall grant any loans to others (other than advances of employee travel expenses in the ordinary course of business consistent with past practices) or purchase debt securities of others or amend the terms of any outstanding loan agreement;

           (q) Neither Conduct nor Subsidiary shall revalue any of its assets, including without limitation writing down the value of inventory or writing off notes;

           (r) Other than obligations existing as of the date of this Agreement, neither Conduct nor Subsidiary shall pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise);

           (s) No Conduct Shareholder shall transfer any Conduct Capital Shares to any other Person; and

           (t) Neither Conduct nor Subsidiary nor any Conduct Shareholder shall agree or commit to take any of the actions described in clauses "(c)" through "(s)" above.

     5.3  Notification; Updates to Disclosure Schedule.

           (a) During the Pre-Closing Period, Conduct shall promptly notify Mercury in writing of: (i) the discovery by Conduct or Subsidiary of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Conduct or Subsidiary in this Agreement;
(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Conduct or Subsidiary in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of Conduct or Subsidiary; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. Notification in accordance with this Section 5.3(a) shall not affect Conduct's or Subsidiary's liability for breach of any such representation, warranty or covenant under this Agreement.

           (b) During the Pre-Closing Period, Mercury shall promptly notify Conduct in writing of: (i) the discovery by Mercury of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Mercury in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Mercury in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of Mercury; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 impossible or unlikely. Notification in accordance with this Section 5.3(b) shall not affect Mercury's liability for breach of any such representation, warranty or covenant under this Agreement.

     5.4 No Negotiation. During the Pre-Closing Period, Conduct, Subsidiary and the Conduct Shareholders shall not, and shall not permit any of their Representatives to: (a) solicit any proposal or offer from any Person (other than Mercury) for or relating to a possible Acquisition Transaction; or (b) participate in any negotiations or enter into any agreement with, or provide any information to or cooperate with, any Person (other than Mercury) relating to or in connection with a possible Acquisition Transaction or any other transaction which would alter the equity ownership of Conduct. In addition to the foregoing, if Conduct receives prior to the Closing or the termination of this Agreement any offer, proposal, or request relating to any of the above, Conduct shall immediately notify Mercury thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Mercury may reasonably request.

SECTION 6.  Additional Covenants of the Parties

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the parties shall promptly (i) apply for and obtain the approvals of the Chief Scientist of the Israel, Ministry of Trade and Industry, the Investment Center of the Israeli Ministry of Trade and Industry, the Israeli Income Tax Authorities and the Israeli General Director of the Antitrust Authority and (ii) provide notices of to holders of Conduct Warrants.

     6.2 Reservation of Authorized Common Stock. Mercury shall also reserve a sufficient number of Common Stock for issuance upon exercise of assumed options of Conduct.

     6.3 Nasdaq Listing. As promptly as practicable after the date hereof, and in any event prior to the Closing, Mercury shall use its best efforts to cause the shares of the Mercury Stock to be issued pursuant to this Agreement to be included on Nasdaq, subject to notice of official issuance thereof.

     6.4 Public Announcements . Except as required by applicable law, Mercury, in its sole discretion, shall determine the form, timing and contents of announcements and disclosures regarding the proposed transaction; provided,
                                                                  --------
however, prior to any such announcement, Mercury shall afford Conduct a
-------
reasonable opportunity to review and comment on any such announcement or disclosure.

     6.5 Best Efforts. During the Pre-Closing Period, Conduct, Subsidiary and Mercury shall each use their best efforts to cause the conditions set forth in Sections 7 and 8 to be satisfied before November 30, 1999.

     6.6 Employee Matters. Mercury and Conduct shall use commercially reasonable efforts to recruit each key employee of Conduct or Subsidiary to continue at-will employment with Conduct or Subsidiary after the Closing. Those employees of Conduct or Subsidiary that continue to be employees of Mercury or any of its affiliates, including Conduct or Subsidiary, following the Closing shall upon the closing be eligible to participate in Mercury's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Mercury and shall receive credit under Mercury's benefit plans for time served as an employee of Conduct or Subsidiary.

     6.7 Additional Shareholders. Conduct shall notify Mercury of any exercises or cancellations of options or warrants or conversions of convertible promissory notes after the date of this Agreement until the Closing. Conduct shall use its best efforts to cause each such Person who exercises a Conduct Option or Conduct Warrant or converts a Conduct Convertible Promissory Note to become parties to this Agreement (the "New Conduct Shareholders"). Any such New Conduct Shareholders may be added as parties to this Agreement as set forth in Section
11.12 hereof. Any such New Conduct Shareholder who executes this Agreement and shall be considered "Conduct Shareholders" for all purposes of this Agreement.

     6.8 Qualified Option Plan. As promptly as practicable after the date hereof, and in any event prior to the Closing, Mercury shall use its best efforts to obtain approval of the Israeli Income Tax Authorities for the qualification of the options of Conduct assumed by Mercury pursuant to this Agreement as Options granted pursuant to the provisions of section 102 of the Israeli Income Tax Ordinance (new version) 1961 (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5349-1989 (the "Rules").

     6.9 Indemnification of Directors and Officers . For a period of six years from the Closing Date, Mercury shall, and shall cause Conduct to, fulfill and honor in all respects all rights to indemnification existing in favor of the directors and officers of Conduct, as provided in and subject to the terms of Conduct's Articles of Association (as in effect as of the date of this Agreement) and pursuant to any resolutions of Conduct or Subsidiary provided that (a) the indemnified party has met any applicable standard of conduct to qualify for such indemnification and (b) the basis of the claim against such indemnified party does not otherwise constitute a breach of any of the representations or warranties made by, or covenants to be performed by, Conduct under this Agreement. This Section 6.9 shall survive the consummation of the transactions contemplated hereby, is intended to benefit and may be enforced by the directors and officers of Conduct, and shall be binding on all successors and assigns of Mercury and Conduct.

     6.10 Private Placement. Mercury and Conduct shall each take all steps necessary or desirable, utilize all commercially reasonable efforts and cooperate with one another in every way to have the issuance of the shares of Mercury Stock to be issued in the transactions contemplated by this Agreement qualify for one of the exemptions from registration under the Securities Act provided in Regulation D promulgated thereunder, including the retention of a purchaser representative, if necessary.

     6.11  Registration Statements.

           (a) Mercury will prepare and file with the SEC a registration statement on Form S-3 in accordance with the terms of the Registration Rights Agreement.

           (b) Mercury will, within 10 days after the Closing, prepare and file with the SEC a registration statement on Form S-8, in connection with the issuance of the Mercury Stock with respect to the assumed Conduct Options and maintain the effectiveness of such registration statement thereafter for so long as any such options remain outstanding.

SECTION 7.  Conditions Precedent to Obligations of Mercury

     The obligations of Mercury to effect the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Mercury), at or prior to the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Conduct, Subsidiary and the Conduct Shareholders in this Agreement shall have been accurate as of the date of this Agreement. In addition, the representations and warranties of Conduct, Subsidiary and the Conduct Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing except in such cases (other than the representations in Sections 2.2, 2.3, 2.21, 3.1 and 3.4) where the failure to be so true and correct would not have a Material Adverse Effect on Conduct. Mercury shall have received a certificate with respect to the foregoing signed on behalf of Conduct and Subsidiary by two of the respective executive officers or legally authorized signatories of each of Conduct and Subsidiary.

     7.2 Performance of Covenants. All of the covenants and obligations that Conduct is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except where the failure to have performed or complied with such covenants and obligations has not had a Material Adverse Effect on Conduct, or Mercury's ownership and control thereof, after the Closing.

     7.3 Agreements and Documents. Mercury shall have received the following agreements and documents, each of which shall be in full force and effect:

           (a) an Escrow Agreement in the form of Exhibit C hereto, executed by
                                                  ---------
the Shareholders' Agent on behalf of the Conduct Shareholders;

           (b) written resignations of all directors of Conduct and Subsidiary, effective as of the Closing Date

           (c) a legal opinion of Tida Shamir & Co., Advocates substantially in the form of Exhibit F-1 hereto
            -----------

           (d) a legal opinion of Wilson Sonsini Goodrich & Rosati, PC, substantially in the form of Exhibit F-2 hereto;
                             -----------

           (e) evidence of the termination effective at or prior to the Closing of the distribution agreement dated February 27, 1996 between Forval Creative Inc. and Conduct;

           (f)  the other documents specified in Section 1.4 hereof; and

           (g) Each of Mercury and Conduct shall have received a letter from the respective accounting firms set forth below, dated as of the Closing, as follows:

                (i) A letter from Arthur Andersen LLP, independent accountants for Conduct, and addressed to Conduct, reasonably satisfactory in form and substance to Mercury and PricewaterhouseCoopers LLP, independent accountants for Mercury, to the effect that, after reasonable investigation, the independent accountants for Conduct are not aware of any fact concerning the transactions contemplated by this Agreement or any of the shareholders or affiliates of Conduct that could preclude Mercury from accounting for the transactions contemplated by this Agreement as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

                (ii) A letter from PricewaterhouseCoopers LLP, independent accountants for Mercury, and addressed to Mercury, reasonably satisfactory in form and substance to Mercury, to the effect that, after reasonable investigation, that PricewaterhouseCoopers LLP concurs with Mercury management's conclusion that as of the Closing Date, no conditions exist that would preclude Mercury from accounting for the transactions contemplated by this Agreement as a "pooling of interests", in each case in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     7.4 Affiliate Pooling Agreements. Each of the persons or entities listed on
Schedule 7.4 attached to this Agreement shall have executed and delivered an Affiliate Pooling Agreement with Mercury in the form of Exhibits G-1 or G-2
                                                        ------------     --
attached hereto (collectively the "Affiliate Pooling Agreements"), regarding compliance with requirements for accounting treatment of the transactions contemplated by this Agreement as a pooling of interests.

     7.5 Consents. All Consents required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) in connection with the transactions contemplated by this Agreement have been obtained, including the approvals of the Israeli General Director of Antitrust Authority, the Chief Scientist of the Israeli Ministry of Trade and Industry, the Investment Center of the Israeli Ministry of Trade and Industry and of the Israeli Income Tax Authorities for the qualification of the options of Conduct assumed by Mercury pursuant to this Agreement as Options granted pursuant to the provisions of section 102 of the Israeli Income Tax Ordinance (new version) 1961 (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5349-1989 (the "Rules").

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

     7.7 Conduct Warrants. If the Closing occurs less than 20 days after the notice required under the Conduct Warrants is delivered to the holders of Conduct Warrants, the holders of Conduct Warrants shall have delivered written waivers of such notice to Mercury.

     7.8 Additional Shareholders. Conduct shall have caused each New Conduct Shareholder to become a party to this Agreement.

SECTION  8.  Conditions Precedent to Obligations of Conduct

          The obligations of Conduct to effect the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

     8.1 Accuracy of Representations. Each of the representations and warranties made by Mercury in this Agreement shall have been accurate as of the date of this Agreement. In addition, the representations and warranties of Mercury contained in this Agreement shall be true and correct in all material respects on and as of the Closing except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on Mercury. Conduct shall have received a certificate with respect to the foregoing signed on behalf of Mercury by the Chief Financial Officer of Mercury.

     8.2 Performance of Covenants. All of the covenants and obligations that Mercury are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except where the failure to have performed or complied with such covenants and obligations has not had a Material Adverse Effect on Mercury.

     8.3 Agreements and Documents. Conduct shall have received the following documents.

           (a) a Registration Rights Agreement in the form of Exhibit H hereto,
                                                              ---------
executed by Mercury;

           (b) an Escrow Agreement in the form of Exhibit C hereto, executed by
                                                  ---------
Mercury;

           (c) A legal opinion of General Counsel Associates LLP substantially in the form of Exhibit I hereto.

           (d) An undertaking towards the Chief Scientist in the form of Exhibit J hereto, executed by Mercury.

     8.4 Consents. All Consents required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) in connection with the transactions contemplated by this Agreement have been obtained, including the approvals of the Israeli Antitrust Authority, the Chief Scientist of the Israeli Ministry of Trade and Industry, the Investment Center of the Israeli Ministry of Trade and Industry.

     8.5 Nasdaq Listing. The shares of Mercury Stock to be issued in the transactions contemplated by this Agreement shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     8.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

SECTION 9.  TERMINATION

9.1  Termination Events.  This Agreement may be terminated prior to the
     Closing:

   (a) by Mercury if (i) any representation or warranty of Conduct or Subsidiary contained in Section 2 was incorrect in any material respect when made such that the condition set forth in Section 7.1 would not be satisfied;
(ii) any representation or warranty of the Conduct Shareholders contained in
Section 3 was incorrect in any material respect when made such that the condition set forth in Section 7.1 would not be satisfied; or (iii) if (x) any of Conduct's covenants contained in this Agreement shall have been breached in any material respect; (y) such breach has not been cured within 15 days after written notice thereof is delivered by Mercury to Conduct; provided, however, that no cure period shall apply if such breach is not capable of cure; and (z) as a result of such breach, the condition set forth in Section 7.2 would not be satisfied;

   (b)  by Conduct if any representation or warranty of Mercury contained in
Section 4 was incorrect in any material respect when made such that the condition set forth in Section 8.1 would not be satisfied, or if: (i) any of Mercury's covenants contained in this Agreement shall have been breached in any material respect; (ii) such breach has not been cured within 15 days after written notice thereof is delivered by Conduct to Mercury; provided, however, that no cure period shall apply if such breach is not capable of cure; and (iii) as a result of such breach, the condition set forth in Section 8.2 would not be satisfied;

   (c) by Mercury if the Closing has not taken place on or before March 1, 2000 (other than as a result of any failure on the part of Mercury to comply with or perform any covenant or obligation of Mercury set forth in this Agreement or in any other agreement or instrument delivered to Conduct);

   (d) by Conduct if the Closing has not taken place on or before March 1, 2000 (other than as a result of the failure on the part of Conduct to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Mercury);

   (e)  by the mutual written consent of Mercury and Conduct.

   (f) by Conduct if Mercury common stock trades on the Nasdaq National Market at an amount lower than $36 per share (appropriately adjusted for stock splits, recapitalizations and the like) at any time prior to the Closing.

   9.2 Termination Procedures. If Mercury wishes to terminate this Agreement pursuant to Section 9.1(a) or Section 9.1(c), Mercury shall deliver to Conduct a written notice stating that Mercury is terminating this Agreement and setting forth a brief description of the basis on which Mercury is terminating this Agreement. If Conduct wishes to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(d) or Section 9.1(f), Conduct shall deliver to Mercury a notice, in writing, stating that Conduct is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

   9.3  Effect of Termination.  If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 6.2, 11 and this Section 9.3 and in the Nondisclosure Agreement.

Section 10.  Indemnification, Etc.

   10.1  Survival of Representations, Etc.    The representations and warranties
made by Conduct, Subsidiary, Conduct Shareholders and Mercury in this Agreement shall survive the Closing and shall expire upon the earlier of (i) one year from the date of the Closing or (ii) the issuance by Mercury's regularly employed independent public accountants of audited financial statements and accompanying audit report covering thirty days of combined operations of Mercury and Conduct ending after the Closing Date (the "Termination Date"). Upon the expiration of the representations and warranties of Conduct, Subsidiary, Conduct Shareholders and Mercury, all liability of the parties with respect to any breach of such representation or warranties shall thereupon be extinguished except to the extent a claim for breach shall have been made prior to such expiration. The pre-closing covenants of Conduct and Mercury contained in this Agreement shall terminate as of the Closing.

   10.2  Indemnification.

   (a) Indemnification by Conduct Shareholders. From and after the Closing Date (but subject to Section 10.1), the Conduct Shareholders who shall have received Mercury Stock pursuant to Section 1.5 (the "Shareholder Indemnitors"), shall (pro rata in accordance with their interest in the Escrow Fund) hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or Breach of any representation or warranty made by Conduct, Subsidiary or Conduct Shareholders in this Agreement or the Disclosure Schedule(ii) any breach of any covenant or obligation of Conduct, Subsidiary or the Conduct Shareholders; or
(iii) any Legal Proceeding relating to any Breach referred to in clause "(i)" or "(ii)" of this sentence.

   (b) Indemnification by Mercury. From and after the Closing Date (but subject to Section 10.1), Mercury shall hold harmless and indemnify each Conduct Shareholder from and against, and shall compensate and reimburse each of the Conduct Shareholders for, any Damages which are suffered or incurred by any of the Conduct Shareholders or to which any of the Conduct Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or Breach of any representation or warranty made by Mercury in this Agreement ;
(ii) any breach of any covenant or obligation of Mercury; or (iii) any Legal Proceeding relating to any Breach referred to in clause "(i)" or "(ii)" of this sentence. Notwithstanding anything to the contrary, Mercury shall be under no obligation to deal directly with individual Conduct Shareholders in connection with the indemnity provided to the Conduct Shareholders under this Section 10 but shall only be obligated to respond to notices from, and to provide notices to, and otherwise deal only with, the Shareholders' Agent, who shall have exclusive authority to act for purposes of the indemnification provided by Mercury under this Section 10 on behalf of all of the Conduct Shareholders.

   (c) Damages to Conduct. If Conduct or Subsidiary suffers or otherwise becomes subject to any Damages, then (without limiting any of the rights of Conduct as an Indemnitee) Mercury shall also be deemed, by virtue of its ownership of the shares of Conduct, to have suffered Damages.

   (d) Deductible. The Shareholder Indemnitors shall not be required to make any indemnification, compensation or reimbursement payment pursuant to Section 10.2(a) until such time as the total amount of all Damages that have been directly incurred by Mercury as a result of a breach of this Agreement by Conduct exceeds $50,000. (If the total amount of such Damages exceeds $50,000, then Mercury shall be entitled to be indemnified only for the portion of such Damages exceeding $50,000.) Mercury shall not be required to make any indemnification, compensation or reimbursement payment pursuant to Section 10.2(b) until such time as the total amount of all Damages that have been directly incurred by the Conduct Shareholders as a result of a breach of this Agreement by Mercury exceeds $50,000. (If the total amount of such Damages exceeds $50,000, then the Conduct Shareholders shall be entitled to be indemnified against only for the portion of such Damages exceeding $50,000.)

   10.3  Exclusive Remedy; Limitations.    Absent fraud, willful
misrepresentation, or willful deceit, from and after the Closing, recourse of the Indemnitees to the Escrow Amount in the Escrow Fund shall be the sole and exclusive remedy of the Indemnitees for Damages relating to any claim relating to this Agreement provided, however, that nothing in this Section 10 shall limit an individual Conduct Shareholder's liability with respect to a Breach of a representation or warranty made by such Conduct Shareholder in Section 3.1 of this Agreement. Absent fraud, willful misrepresentation, or willful deceit, from and after the Closing, the maximum liability of Mercury to the Conduct Shareholders for Damages relating to any Breach of any representation, warranty, covenant or agreement contained in this Agreement shall be limited to an amount equal to the value of the number of shares placed in the Escrow Fund multiplied by the closing sales price of a share of Mercury common stock price as reported on the Nasdaq National Market on the Closing Date.

   10.4 No Contribution. Each Conduct Shareholder waives, acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against Conduct or Subsidiary or any officer or director or counsel of Conduct or Subsidiary in connection with any actual or alleged inaccuracy in or other Breach of any representation, warranty, covenant or obligation set forth in this Agreement.

   10.5 Defense of Third Party Claims against Indemnitees. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Conduct or Subsidiary, against any other Indemnitee or against any other Person) with respect to which any of the Conduct Shareholders may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Indemnitee pursuant to this Section 10, (i) Mercury, as soon as practicable after it receives written notice of any such claim or Legal Proceeding, shall notify the Shareholders' Agent of such claim or Legal Proceeding (it being understood that the failure to notify the Shareholders' Agent shall not in any way limit the rights of the Indemnitees under this Agreement except to the extent that such failure materially prejudices the defenses available to the Shareholders' Agent), and (ii) Mercury shall have the right, at its election, to assume the defense of such claim or Legal Proceeding; provided, however, that notwithstanding the foregoing if the maximum exposure (as reasonably determined by Mercury) to all Indemnitees in such claim or Legal Proceeding, together with the maximum exposure (as reasonably determined by Mercury) under all claims or Legal Proceedings that may then already be pending involving exposure to the Indemnitees under this Section 10, does not exceed the value of the shares placed in the Escrow Fund (with such shares being deemed to have a per share value equal to Mercury Average Stock Price), or if Mercury does not within a reasonable period of time assume the defense of such claim or Legal Proceeding, then the Shareholders' Agent may assume the defense of such claim or Legal Proceeding. If the Shareholders' Agent assumes the defense of any such claim or Legal Proceeding:

   (a) the Shareholders' Agent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to Mercury;

   (b) Mercury shall make available to the Shareholders' Agent any non-privileged documents and non-privileged materials in the possession of Mercury that

   (c) the Shareholders' Agent shall keep Mercury informed of all material developments and events relating to such claim or Legal Proceeding;

   (d) Mercury shall have the right to participate in the defense of such claim or Legal Proceeding at its own expense;

   (e) the Shareholders' Agent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Mercury (which consent shall not be unreasonably withheld); and

   (f) Mercury may at any time assume the defense of such claim or Legal Proceeding if (i) the Shareholders' Agent shall fail to comply with any of its obligations under this Section 10.5 (including its obligation to defend any claim or Legal Proceeding in a diligent manner), or (ii) Mercury, after consultation with its counsel, reasonably determines that the control of the defense by the Shareholders' Agent would give rise to a conflict of interest.

If Mercury proceeds with the defense of any such claim or Legal Proceeding on its own:

     (i) the Conduct Shareholders shall make available to Mercury any documents and materials in the possession or control of any of the Conduct Shareholders that may be necessary to the defense of such claim or Legal Proceeding;

     (ii) Mercury shall keep the Shareholders' Agent informed of all material developments and events relating to such claim or Legal Proceeding; and

    (iii) Mercury shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent; provided, however, that the Shareholders' Agent shall not unreasonably withhold such consent.

   10.6 Defense of Third Party Claims against Conduct Shareholders. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding with respect to which Mercury may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Conduct Shareholder pursuant to this
Section 10, (i) the Shareholders' Agent, as soon as practicable after it receives written notice of any such claim or Legal Proceeding, shall notify Mercury of such claim or Legal Proceeding (it being understood that the failure to notify Mercury shall not in any way limit the rights of the Conduct Shareholders under this Agreement except to the extent such failure materially prejudices the defenses available to Mercury), and (ii) the Shareholders' Agent shall have the right, at its election, to assume the defense of such claim or Legal Proceeding; provided, however, that notwithstanding the foregoing if the maximum exposure (as reasonably determined by the Shareholders' Agent) to the Conduct Shareholders in such claim or Legal Proceeding, together with the maximum exposure (as reasonably determined by the Shareholders' Agent) under all claims or Legal Proceedings that may then already be pending involving exposure to the Conduct Shareholders under this Section 10, does not exceed the value of the amount set forth in the second sentence of Section 10.3, or if the Shareholders' Agent does not within a reasonable period of time assume the defense of such claim or Legal Proceeding, then Mercury may assume the defense of such claim or Legal Proceeding. The parties shall thereafter proceed in the manner provided in Section 10.5 with the roles of Mercury and the Shareholders' Agent reversed.

   10.7 Exercise of Remedies by Indemnitees Other Than Mercury. No Indemnitee (other than Mercury or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Mercury (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

Section 11.  Miscellaneous Provisions

   11.1 Shareholders' Agent. The Conduct Shareholders irrevocably appoint David Barzilai as their agent in connection with the transactions contemplated by
Section 10 of this Agreement, the Registration Rights Agreement and the Escrow Agreement (the "Shareholders' Agent"), and David Barzilai hereby accepts his appointment as the Shareholders' Agent. Mercury shall be entitled to deal with the Shareholders' Agent on all matters relating to Section 10, the Registration Rights Agreement and the Escrow Agreement, and shall be entitled to rely on any document executed or purported to be executed on behalf of the Shareholder Indemnitors by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of the Shareholder Indemnitors by the Shareholders' Agent, as fully binding upon such Shareholder

Indemnitor. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholder Indemnitors, then the Shareholder Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Mercury of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of this Section 11.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholder Indemnitors.

   11.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

   11.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; provided, however, if the transactions contemplated by this Agreement are consummated, all fees, costs and expenses incurred by Conduct and the Conduct Shareholders in connection with the transactions contemplated by this Agreement shall be paid by Mercury, it being understood that if fees, costs and expenses incurred by Conduct and the Conduct Shareholders shall exceed $250,000, then Mercury shall be entitled to be indemnified from the Escrow Fund against only the portion of such fees, costs and expenses exceeding $250,000.

   11.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

   11.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Mercury:

               Mercury Interactive Corporation
               1325 Borregas Avenue
               Sunnyvale, California  94089
               Attention:  Sharlene Abrams
               Telephone No.: (408) 822-5247
               Facsimile: (408) 822-5507
               with a copy to:
               --------------

               General Counsel Associates LLP
               1891 Landings Drive
               Mountain View, CA 94043
               Attention:  Susan J. Skaer, Esq.
               Telephone:  (650) 428-3900
               Facsimile:  (650) 428-3901


          if to Conduct:

               Conduct, Ltd.
               c/o Conduct Software Technologies, Inc.
               2350 Mission College Blvd., Suite 705
               Santa Clara, CA 95054
               Attention: David Barzilai
               Telephone: 408-982-8200
               Facsimile:  408-982-8202

               with a copy to:
               --------------

               Wilson, Sonsini, Goodrich & Rosati, PC
               650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention: Neil Wolff, Esq.
                          Jon P. Layman, Esq.
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811

               And to:
               ------

               Tida Shamir & Co., Advocates
               3A Jabotinsky Street
               Ramat Gam 52520, Israel
               Attention:  Tida Shamir, Esq.
               Telephone: 972-3-613-7979
               Facsimile: 972-3-613-7969

          If to the Shareholders' Agent or any of the Shareholder Indemnitors:

               David Barzilai
               923 Kintyre Way
               Sunnyvale, CA  94087
               Telephone:  408-730-2567

   11.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

   11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

   11.8 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Santa Clara, State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.5.

   11.9 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: Conduct; the Conduct Shareholders; Mercury; and the respective successors and assigns, if any, of the foregoing.
No party may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the other parties.

   11.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

   11.11 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   11.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment to this Agreement which solely adds New Conduct Shareholders as parties shall not require any approval by any of the parties and may be effected by adding additional signature pages and additional Exhibit A pages hereto.

   11.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

   11.14  Parties in Interest.  Except for the provisions of Sections 1.7 and
6.9 (which are intended to benefit and are enforceable by the persons referred to therein), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto, and their respective successors and assigns, if any.

   11.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Nondisclosure Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or (b) the date on which such Nondisclosure Agreement is terminated in accordance with its terms.

11.16  Construction.

   (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

   (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

                                    EXHIBITS

Exhibit A    -  Conduct Shareholders

Exhibit B    -  Certain definitions

Exhibit C    -  Form of Escrow Agreement

Exhibit D    -  Form of Amendment to Employment Agreements

Exhibit E    -  Conduct Disclosure Schedule

Exhibit F-1  -  Tida Shamir & Co., Ltd, Advocates Legal Opinion

Exhibit F-2  -  Wilson Sonsini Goodrich & Rosati, Professional Corporation
                Legal Opinion

Exhibit G1   -  Conduct Affiliate Pooling Agreement

Exhibit G2   -  Mercury Affiliate Pooling Agreement

Exhibit H    -  Registration Rights Agreement

Exhibit I    -  General Counsel Associates LLP Legal Opinion

Exhibit J    -  Undertaking for Chief Scientist

     The parties hereto have caused this Agreement to be executed and delivered as of November 24, 1999.
               --

                              MERCURY INTERACTIVE CORPORATION


                              /s/ Sharlene Abrans
                              -------------------------------
                              Name: Sharlene Abrans
                                   --------------------------
                              Title: CFO
                                    -------------------------


                              CONDUCT LTD.

                              -------------------------------
                              Name:__________________________
                              Title:_________________________


                              CONDUCT SHAREHOLDERS' AGENT

                              _______________________________
                              David Barzilai

     The parties hereto have caused this Agreement to be executed and delivered
as of November   , 1999.

                            MERCURY INTERACTIVE CORPORATION

                            --------------------------------
                            Name:___________________________
                            Title:__________________________


                            CONDUCT LTD.

                            /s/ D. Barzilai
                            --------------------------------
                            Name:   D. Barzilai
                                 ---------------------------
                            Title:  Director
                                  --------------------------


                            CONDUCT LTD.

                            /s/ S. Azulai
                            --------------------------------
                            Name:   S. Azulai
                                 ---------------------------
                            Title:   Director
                                  --------------------------


                            CONDUCT SOFTWARE, TECHNOLOGIES, INC.

                            /s/ D. Barzilai
                            --------------------------------
                            Name:   D. Barzilai
                                 ---------------------------
                            Title:   President and CEO
                                  --------------------------


                            CONDUCT SOFTWARE, TECHNOLOGIES, INC.

                            /s/ S. Azulai
                            --------------------------------
                            Name:   S. Azulai
                                 ---------------------------
                            Title:   CTO
                                  --------------------------


                            CONDUCT SHAREHOLDERS' AGENT

                            /s/ D. Barzilai
                            --------------------------------
                            D. Barzilai

                                 Conduct Ltd.                        Page 1 of 2
                (List of All Current Shareholders - Alphabetic)


Exhibit A
---------


                                                                                                     Total           % of
Shareholder                                             Class/Series Name                           Shares        Class Series
-------------------------------------------------------------------------------------------------------------------------------
Issac Applbaum                                          All (As if converted)                       18,079             0.1700
                                                        ORDINARY SHARES                                674             0.0172
                                                        SERIES A PREFERRED SHARES                   17,405             0.8303

Sharon Azulai                                           All (As if converted)                      885,966             8.3321
                                                        ORDINARY SHARES                            885,966            22.6481

David Barzilai                                          All (As if converted)                      885,965             8.3321
                                                        ORDINARY SHARES                            885,965            22.6481

David J. Blumberg                                       All (As if converted)                      112,551             1.0585
                                                        ORDINARY SHARES                              4,194             0.1072
                                                        SERIES A PREFERRED SHARES                  108,357             5.1691

Casin 1997 Chartible Trust UTA dated 1/28/97            All (As if converted)                      150,104             1.4117
                                                        ORDINARY SHARES                              5,594             0.1430
                                                        SERIES B PREFERRED SHARES                  144,510             3.1245

The Cassin Foundation
                                                        All (As if converted)                      120,083             1.1293
                                                        ORDINARY SHARES                              4,475             0.1144
                                                        SERIES B PREFERRED SHARES                  115,608             2.4996

Donald L. Lucas, SUCCTTEE, Donald L. Lucas Profit       All (As if converted)                      270,184             2.5410
Sharing Trust                                           ORDINARY SHARES                             10,068             0.2574
                                                        SERIES B PREFERRED SHARES                  260,116             5.6241

Forval Creative, Inc.                                   All (As if converted)                    1,814,491            17.0645
                                                        ORDINARY SHARES                             67,616             1.7285
                                                        SERIES A PREFERRED SHARES                1,746,875            83.3333

Investee Clali Trust Company, Ltd.                      All (As if converted)                        8,125             0.0764
                                                        ORDINARY SHARES                              8,125             0.2077

Ran Levy                                                All (As if converted)                      925,243             8.7015
                                                        ORDINARY SHARES                            925,243            23.6522

RWI Group II, L.P.                                      All (As if converted)                      600,410             5.6466
                                                        ORDINARY SHARES                             22,374             0.5720
                                                        SERIES B PREFERRED SHARES                  578,036            12.4981

Sand Hill Financial Company                             All (As if converted)                      300,204             2.8233
                                                        ORDINARY SHARES                             11,187             0.2860
                                                        SERIES B PREFERRED SHARES                  289,017             6.2490

Santa Clara University                                  All (As if converted)                       60,040             0.5647
                                                        ORDINARY SHARES                              2,237             0.0572
                                                        SERIES B PREFERRED SHARES                   57,803             1.2498

Tida Shamir, Adv (FBO Sharon Azulai)                    All (As if converted)                      450,538             4.2371
                                                        ORDINARY SHARES                            450,538            11.5172

Tida Shamir, Adv (FBO David Barzilai)                   All (As if converted)                      450,538             4.2371
                                                        ORDINARY SHARES                            450,538            11.5172

Tida Shamir                                             All (As if converted)                       45,341             0.4264
                                                        ORDINARY SHARES                             45,341             1.1591

St. Francis Growth Fund                                 All (As if converted)                       30,025             0.2824
                                                        ORDINARY SHARES                              1,119             0.0286
                                                        SERIES B PREFERRED SHARES                   28,906             0.6250

Saint Mary's College of California                      All (As if converted)                       30,025             0.2824
                                                        ORDINARY SHARES                              1,119             0.0286
                                                        SERIES B PREFERRED SHARES                   28,906             0.6250

Gil Sudai                                               All (As if converted)                       54,780             0.5152
                                                        ORDINARY SHARES                              2,041             0.0522

Report Date:       11/16/99                    Conduct Ltd.         Page 2 of 2
Date Printed:      11/16/99   (List of All Current Shareholders - Alphabetic)

                                                                                                Total           % of
Shareholder                                    Class/Series Name                                Shares       Class Series
----------------------------------------------------------------------------------------------------------------------------
Telos Venture Partners, L.P.                   All (As if converted)                            2,402,367      22.5932
                                               ORDINARY SHARES                                     89,523       2.2885
                                               SERIES B PREFERRED SHARES                        2,312,844      50.0074

Teton Capital Company                          All (As if converted)                              810,553       7.6229
                                               ORDINARY SHARES                                     30,205       0.7721
                                               SERIES B PREFERRED SHARES                          780,348      16.8724

Roy Twersky                                    All (As if converted)                               87,096       0.8191
                                               ORDINARY SHARES                                      3,246       0.0830
                                               SERIES A PREFERRED SHARES                           83,850       4.0000

Unicycle Trading Company                       All (As if converted)                               90,392       0.8501
                                               ORDINARY SHARES                                      3,368       0.0861
                                               SERIES A PREFERRED SHARES                           87,024       4.1514

Bert L. Zaccaria                               All (As if converted)                               30,025       0.2824
                                               ORDINARY SHARES                                      1,119       0.0286
                                               SERIES B PREFERRED SHARES                           28,906       0.6250

                                                                                               -----------------------

No. of Shareholders: 24      TOTALS:           All (As if converted)                           10,633,125     100.0000
No. of Shareholders: 24                        ORDINARY SHARES                                  3,911,875     100.0000
No. of Shareholders: 6                         SERIES A PREFERRED SHARES                        2,096,250     100.0000
No. of Shareholders: 11                        SERIES B PREFERRED SHARES                        4,625,000     100.0000

                                   EXHIBIT B
                                   ---------

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit B):
                                                   ---------

     Acquisition Transaction. "Acquisition Transaction" means any transaction involving: (a) the sale, license, disposition or acquisition of all or substantially all of the business or assets of Conduct (taken as a whole) or Mercury (taken as a whole), as the case may be; (b) the issuance, disposition or acquisition of capital shares or other equity securities of Conduct or Mercury, as the case may be, constituting more than 50% of the outstanding voting securities of Conduct or Mercury, as the case may be; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving Conduct or Mercury, as the case may be.

     Aggregate Preferred Stock Liquidation Preference. "Aggregate Preferred Stock Liquidation Preference" means the aggregate number of shares of Mercury Stock issuable pursuant to Section 1.5(a)(i) and Section 1.5(a)(ii) of the Agreement.

     Agreement. "Agreement" shall mean the Share Exchange Agreement to which this Exhibit B is attached (including the Disclosure Schedule), as it may be
     ---------
amended from time to time.

     Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any material inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

     Conduct Capital Shares. "Conduct Capital Shares" means the shares of Conduct Ordinary Shares and the Conduct Preferred Shares.

     Conduct Contract. "Conduct Contract" shall mean any Contract: (a) to which Conduct or Subsidiary is a party; (b) by which Conduct, Subsidiary or any of either of their assets is or may become bound or under which Conduct or Subsidiary has, or may become subject to, any obligation; or (c) under which Conduct or Subsidiary has or may acquire any right or interest.

     Conduct Convertible Promissory Note. "Conduct Convertible Promissory Note" means the outstanding Conduct convertible unsecured promissory notes in the aggregate principal amounts listed in Part 2.3(a)(2) of the Disclosure Schedule.

     Conduct Noteholders. "Conduct Noteholders" means the holders of the Conduct Convertible Promissory Notes listed in Part 2.3(a)(2) of the Disclosure Schedule.

          Conduct Preferred Shares. "Conduct Preferred Shares" means the shares of Series A Preferred and the Series B Preferred of Conduct.

     Conduct Proprietary Asset. "Conduct Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Conduct or Subsidiary or otherwise used by Conduct or Subsidiary.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature which has any continuing obligation or liability after the Closing.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Mercury on behalf of the Conduct Shareholders.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Fully Diluted Number of Conduct Capital Shares. "Fully Diluted Number of Conduct Capital Shares" means the sum of (i) the aggregate number of shares of Conduct Ordinary Shares, Series A Preferred and Series B Preferred outstanding immediately prior to the Closing, plus (ii) the aggregate number of shares of Conduct Ordinary Shares issuable upon the exercise of any option to purchase Conduct Ordinary Shares outstanding immediately prior to the Closing, regardless of whether such option is exercisable as of the Closing.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual would be expected to become aware of such fact or other matter in normal scope of performing his duties. Conduct shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or director level employee of Conduct or Subsidiary has Knowledge of such fact or other matter. Mercury shall be deemed to have "Knowledge" of a particular fact or other matter if any officer of Mercury has Knowledge of such fact or other matter.

     Indemnitees. "Indemnitees" shall mean the following Persons: (a) Mercury;
(b) Mercury's current and future affiliates (including Conduct); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Conduct Shareholders shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on Conduct and Subsidiary if such violation or other matter would have a material adverse effect on Conduct's business, condition, assets, liabilities, operations or financial performance.

     Mercury Stock. "Mercury Stock" shall mean the common stock, par value $.002 per share, of Mercury.

     Mercury Average Stock Price. "Mercury Average Stock Price" means the average of the closing sale prices of a share of Mercury Stock as reported on the Nasdaq National Market for the ten trading days ending on the first trading day immediately preceding the date of this Agreement.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                                              EXHIBIT C TO SHARE
                                                              EXCHANGE AGREEMENT

                                ESCROW AGREEMENT

     This Escrow Agreement (the "Escrow Agreement") is entered into as of November 24, 1999, by and among Mercury Interactive Corporation, a Delaware corporation ("Mercury"), each of the Conduct Shareholders of Conduct Ltd. identified on Attachment A (the "Conduct Shareholders"), David Barzilai (the "Conduct Shareholders' Agent") and U.S. Bank Trust National Association (the "Escrow Agent").

                                    Recitals

     A. Mercury, the Conduct Shareholders and Conduct Ltd., an Israeli corporation ("Conduct"), Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary of Conduct (the "Subsidiary") are entering into an Share Exchange Agreement of even date herewith (the "Exchange Agreement"), pursuant to which the Conduct Shareholders are exchanging all of their outstanding capital shares of Conduct for shares of common stock of Mercury, after which, Conduct will be a wholly-owned subsidiary of Mercury.

     B. The Exchange Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Conduct Shareholders under the Exchange Agreement.

                                   Agreement

     The parties, intending to be legally bound, agree as follows:

     1. Defined Terms. Capitalized terms used in this Escrow Agreement and not otherwise defined shall have the meanings given to them in the Exchange Agreement.

     2.  Escrow and Indemnification.

         (a) Shares and Stock Powers Placed in Escrow. At the Closing: (i) Mercury shall issue an aggregate of 38,789 shares of Mercury Stock, evidenced by one stock certificate of Mercury issued in the name of the Escrow Agent, evidencing the shares of Mercury Stock to be held in escrow in accordance with this Agreement. The shares of Mercury Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Conduct Shareholders under the Exchange Agreement. The Escrow Fund shall be held as a trust fund and shall not be treated as the property of Mercury nor subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Conduct Shareholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account") subject to the terms and conditions of this Agreement.

         (b) Voting of Escrow Shares. The Escrow Agent shall agree to vote the Escrow Shares as directed by the Conduct Shareholders.

                                      1.

         (c) Dividends, Etc. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall be held by the Escrow Agent in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

         (d) Transferability. The interests of the Conduct Shareholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Mercury and the Escrow Agent shall have received written notice of such transfer.

         (e) Fractional Shares. No fractional shares of Mercury Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow, Mercury and the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Mercury or the Escrow Agent reasonably determines to be appropriate in order to avoid retaining any fractional share in the Escrow and in order to avoid releasing any fractional share from the Escrow.

     3.  Conduct Shareholder Agent.

         (a) Power of Attorney. Effective as of the Closing, David Barzilai is hereby appointed as agent and attorney-in-fact (the "Conduct Shareholder Agent") for each Conduct Shareholder, for and on behalf of Conduct Shareholders, to give and receive notices and communications, to authorize delivery to Mercury of shares of Mercury Stock from the Escrow Fund in satisfaction of claims by Mercury, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Conduct Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Conduct Shareholders prior to the Closing, and after the Closing by the former Conduct Shareholders as of the Closing from time to time upon not less than thirty (30) days prior written notice to Mercury; provided that the Conduct Shareholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal. Any vacancy in the position of Conduct Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Conduct Shareholder Agent, and the Conduct Shareholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Conduct Shareholder Agent shall constitute notice to or from each of the Conduct Shareholders.

         (b) Indemnification of the Conduct Shareholder Agent. The Conduct Shareholder Agent shall not be liable for any act done or omitted hereunder as Conduct Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The Conduct Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Conduct Shareholder Agent and hold the Conduct Shareholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Conduct Shareholder Agent and arising out of or in connection with the acceptance or administration of the Conduct Shareholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Conduct Shareholder Agent.

                                      2.

         (c) Actions of the Conduct Shareholder Agent. A decision, act, consent or instruction of the Conduct Shareholder Agent shall constitute a decision of all the Conduct Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Conduct Shareholders, and the Escrow Agent and Mercury may rely upon any such decision, act, consent or instruction of the Conduct Shareholder Agent as being the decision, act, consent or instruction of each and every such Conduct Shareholder. The Escrow Agent and Mercury are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Conduct Shareholder Agent.

     4. Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

         (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 10 of the Exchange Agreement, once the aggregate of such Damages exceeds $50,000, such Indemnitee may, on or prior to the Termination Date, deliver a claim notice (a "Claim Notice") signed by any Authorized Officer (as defined below) of Mercury (an "Officer's Certificate") to the Conduct Shareholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant or other provision contained in the Exchange Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under the Exchange Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount"). For purposes hereof, the term Authorized Officer shall refer to each of Mercury's Chief Executive Officer, President and Chief Financial Officer.

         (b) Within 30 business days after delivery of a Claim Notice, the Conduct Shareholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Conduct Shareholders' Agent: (i) agrees that Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee; or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not delivered by the Conduct Shareholders' Agent to the Indemnitee and the Escrow Agent within such 30 business-day period, the Conduct Shareholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account, but only to the extent such Claimed Amount exceeds $50,000.

         (c) If the Conduct Shareholders' Agent in the Response Notice agrees that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if a Response Notice is not delivered in accordance with Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if a Response Notice is not duly delivered, promptly following the

                                      3.

expiration of the 30 business-day period referred to in Section 3(b)), deliver to such Indemnitee such Escrow Shares, but only to the extent such Claimed Amount exceeds $50,000.

          (d) If the Conduct Shareholders' Agent in the Response Notice agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount, but only to the extent such Agreed Amount exceeds $50,000.

          (e) If any Response Notice indicates that there is a Contested Amount, the Conduct Shareholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Conduct Shareholders' Agent shall resolve such dispute, a settlement agreement shall be signed by the Indemnitee and the Conduct Shareholders' Agent and sent to the Escrow Agent, who shall upon receipt thereof, release Escrow Shares from the Escrow Account in accordance with such agreement, but only to the extent the amount of such settlement exceeds $50,000.

         (f) If the Conduct Shareholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the County of Santa Clara in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules").
Arbitration will be conducted by three arbitrators; one selected by Mercury, one selected by the Conduct Shareholders' Agent and the third selected by the first two arbitrators. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover and to which party is the prevailing party in the arbitration. The final decision of the arbitrators shall be furnished to the Conduct Shareholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Conduct Shareholders' Agent, the Conduct Shareholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party (as determined by the arbitrator) in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses) ), provided, however, that if the non-prevailing party is the Conduct Shareholders such expenses may only be recovered from the Escrow Fund.

         (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within five (5) business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Conduct Shareholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount; or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

                                      4.

     5. Release of Escrow Fund. If any Escrow Shares are to be released to any Indemnitee pursuant to this Escrow Agreement, the Escrow Agent shall be entitled to use a Stock Power held in the Escrow, and to take such other actions as the Escrow Agent determines to be necessary or advisable, to release and transfer Escrow Shares to such Indemnitee. Within five business days after the Termination Date, the Escrow Agent shall distribute to the Conduct Shareholders all of the Escrow Shares then held in escrow; provided, however, that notwithstanding the foregoing, if, prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. To the extent that upon such release any of the Escrow Shares being distributed remain subject to the terms of Share Restriction Agreements to which any of the Conduct Shareholders are a party ("SRAs"), then the Escrow Agent shall be directed by Mercury to distribute such Escrow Shares to the Corporate Secretary of Mercury (or any other or successor escrow agent under such SRAs as designated by Mercury) to be held under the terms of such SRAs.

     6.  Valuation of Escrow Shares, Etc.

         (a) Stipulated Value. For purposes of this Escrow Agreement, the "Stipulated Value" of each Escrow Share means the closing sale price of a share of Mercury Stock as reported on the Nasdaq National Market on the Closing Date of the transactions contemplated by the Exchange Agreement.

         (b) Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Escrow Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Mercury after the date hereof.

     7. Fees and Expenses. The fees of the Escrow Agent, including (i) the normal costs of administering the Escrow as set forth on the Fee Schedule attached hereto as Attachment B and (ii) all fees and costs associated with the
                   ------------
Escrow Agent's administration of Indemnification Claims, shall be paid by Mercury. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

     8.  Limitation of Escrow Agent's Liability.

         (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly

                                      5.

authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In all questions arising under this Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

         (b) Mercury hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Escrow Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Mercury.

         (c) If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions that are not resolved pursuant to Section 4 hereof, Escrow Agent will not be required to determine the controversy or to take any action regarding it. Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Escrow Agent's discretion, Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, Escrow Agent will not be liable for interest or damage. Furthermore, Escrow Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by Escrow Agent due to the interpleader action and which the Parties jointly and severally agree to pay. Upon initiating such action, Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

     9. Termination. This Escrow Agreement shall terminate upon the earlier of:
(i) the first anniversary of the Closing Date; (ii) the filing with the SEC of Mercury's Form 10-K containing audited financial statements and accompanying audit report of combined operations of Mercury and Conduct ending after the Closing; or (iii) the issuance by Mercury's regularly employed independent public accountants of audited financial statements and accompanying audit report covering thirty days of combined operations of Mercury and Conduct ending after the Closing Date (the "Termination Date").

     10. Successor Escrow Agent; Automatic Succession.

         (a) In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Escrow Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Escrow Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Mercury may appoint a successor Escrow Agent only with the consent of the Conduct Shareholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Mercury as to the transfer of the Escrow Fund to a successor escrow agent.

                                      6.

         (b) Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor of Escrow Agent without the execution or filing of any paper of any further act on the part of any of the parties hereof, anything herein to the contrary notwithstanding.

     11. Miscellaneous.

         (a) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to the Conduct Shareholders' Agent:

               David Barzilai
               923 Kintyre Way
               Sunnyvale, CA 94087
               Telephone:  408-730-2567

               with a copy to:
               --------------

               Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention: Neil Wolff, Esq.
                       Jon P. Layman, Esq.
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811

               And to:
               ------

               Tida Shamir & Co., Advocates
               3A Jabotinsky Street
               Ramat Gam 52520, Israel
               Attention:  Tida Shamir, Esq.
               Telephone: 972-3-613-7979
               Facsimile: 972-3-613-7969

          if to Mercury:

               Mercury Interactive Corporation
               1325 Borregas Avenue
               Sunnyvale, California  94089
               Attention:  Sharlene Abrams
               Telephone No.: (408) 822-5247
               Facsimile: (408) 822-5507

                                      7.

               with a copy to:
               --------------

               General Counsel Associates LLP
               1891 Landings Drive
               Mountain View, CA 94043
               Attention:  Susan J. Skaer, Esq.
               Telephone:  (650) 428-3900
               Facsimile:  (650) 428-3901

          if to the Escrow Agent:

               U.S. Bank Trust National Association
               One California Street, 4th Floor
               San Francisco, CA  94111
               Attention:  Ann Gatsby
               Fax:  (415) 273-4590
               Tel:  (415) 273-4532

         (b) Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (c) Governing Law; Venue. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California without giving effect to principles of conflicts of laws. Any legal action or other legal proceeding relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Escrow Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the County of Santa Clara, California) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and
(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court. Nothing contained in this
Section 10(c) shall be deemed to limit or otherwise affect the right of any party hereto to commence any legal proceeding or otherwise proceed against any other party hereto in any other forum or jurisdiction.

         (d) Successors and Assigns. This Escrow Agreement shall be binding upon: the Conduct Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Mercury and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: the Conduct Shareholders; Mercury; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing. Mercury may freely assign any or all of its rights under this Escrow Agreement, in

                                      8.

whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. None of the Conduct Shareholders or the Conduct Shareholders' Agent shall be permitted to assign any of his rights or delegate any of his obligations under this Escrow Agreement without Mercury's prior written consent.

         (e) Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         (f) Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Mercury, the Conduct Shareholders' Agent and the Escrow Agent.

         (g) Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         (h) Entire Agreement. This Escrow Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         (i) Construction. For purposes of this Escrow Agreement, whenever the context requires: the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement. As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Escrow Agreement to "Sections" and "Attachments" are intended to refer to Sections of this Escrow Agreement and Attachments to this Escrow Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                      9.

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                                   MERCURY INTERACTIVE CORPORATION



                                   By:
                                       ________________________________

                                   Title:
                                          _____________________________


                                   Conduct Shareholders' Agent



                                   Name: ______________________________


                                   ESCROW AGENT

                                   U.S. BANK TRUST NATIONAL
                                   ASSOCIATION

                                   _____________________________________

                                   By:
                                       _________________________________

                                   Title:
                                          ______________________________


                                      10.

                             SIGNATURE PAGE TO THE
            ESCROW AGREEMENT AMONG MERCURY INTERACTIVE CORPORATION,
                THE CONDUCT SHAREHOLDER AGENT, THE ESCROW AGENT
                 AND THE CONDUCT SHAREHOLDERS OF CONDUCT, LTD.



CONDUCT SHAREHOLDER:       ____________________________________________
                           Signature

                           By:

                           Title:_______________________________________

                           Print or Type Name:

                           Address:____________________________________

                                   ____________________________________

                                  ATTACHMENT A
                          LIST OF CONDUCT SHAREHOLDERS

Name of Conduct Shareholder                         No. of Escrow Shares
---------------------------                         --------------------

Isaac Applbaum                                                                            58
Sharon Azulai                                                                          2,584
David Barzilai                                                                         2,584
David J. Blumberg                                                                        364
Cassin 1997 Charitable Trust UTA dated 1/28/97                                           582
The Cassin Foundation                                                                    466
Donald L. Lucas, SUCCTTEE, Donald L. Lucas, Profit
 Sharing Trust dtd 1/1/84                                                              1,501

Forval Creative, Inc.                                                                  5,870
Investec Clali Trust Company Ltd.                                                         24
Ran Levy                                                                               2,699
RWI Group II, L.P.                                                                     2,782
Sand Hill Financial Company                                                            1,165
Santa Clara University                                                                   233
Tida Shamir, Adv. (FBO Sharon Azulai)                                                  1,314
Tida Shamir, Adv. (FBO David Barzalai)                                                 1,314
Tida Shamir                                                                              132
St. Francis Growth Fund                                                                  116
Saint Mary's College of California                                                       116
Silicon Valley Bank                                                                      196
Gil Sudai                                                                                177
Telos Venture Partners, L.P.                                                          10,678
Teton Capital Company                                                                  3,144
Roy Twersky                                                                              282
Unicycle Trading Company , a Nevada Limited Partnership                                  292
Bert L. Zaccaria                                                                         116
--------------------------------------------------------------------------------------------
TOTALS:                                                                               38,789

                                 ATTACHMENT B

                                   U.S. BANK

                            CORPORATE TRUST SERVICES

    Schedule of Fees for Mercury Interactive Corporation/Conduct Ltd. Escrow
                                    Services

ACCEPTANCE FEE

010  The acceptance fee includes the review of all documents, initial                         $2,000.00
     set-up of the account, and other reasonably required services up to and including the closing.  This is a one-time fee, payable at inception.

ADMINISTRATION/AGENT FEES
     Annual account administration fee covers the normal duties of the escrow agent associated with the management of the account.
     Administration fees are payable in advance and will not be prorated.

470  Depository Escrow Agent                                                                  $1,000.00

TRANSACTION FEES

880  Disbursement/Draw
     Charge per item disbursed.  Includes the                                                    $20.00
     wire or check fee.
100  Trades-Open Market/Directed                                                                $100.00
     Charge per trade to buy or sell permitted investments.
     This excludes U.S. Bank Investment transactions.

101  Receipts                                                                                    $20.00
     Charge per item received.

INDIRECT OUT OF POCKET

Charge for miscellaneous expenses such as fax, messenger service, overnight mail, stationery, and postage (excluding large mailings).

166  This charge is applied against your total Administration/Agent Fees, and will be prorated.      3%


EXTRAORDINARY SERVICES

     Charge for duties or responsibilities of an unusual nature not provided for in the indenture or otherwise set forth in this schedule. A reasonable charge will be made based on the nature of the service and the responsibility involved. These charges will be billed as a flat fee or our hourly rate then in effect, at our option.

Final account acceptance is subject to review of documents. Fees are based on our understanding of the transaction and are subject to revision if the structure is changed. In the event this transaction does not close, any related out-of-pocket expenses will be billed to you at cost. Fees for any services not specifically covered will be based on appraisal of services rendered.

With general reference to all of our charges, it should be understood that they are subject to adjustment from time to time, upon written notification.

The fees in this schedule are terms under which you agree to do business. Closing the transaction constitutes agreement to this fee schedule, as does payment of the invoice received after subsequent fee adjustment notification.

Absent your instructions to sweep or otherwise invest balances, no interest, earnings, or other compensation for uninvested balances will be paid to you.

Dated:  November 4, 1999              Confidential

                                                                    EXHIBIT D TO
                                                        SHARE EXCHANGE AGREEMENT


                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                    ---------------------------------------


     This Agreement is made this _______ day of November, 1999 (the "Agreement"), by and between Mercury Interactive Corporation, a Delaware corporation ("Mercury"), with its principal offices at 1325 Borregas Avenue, Sunnyvale, CA 94089, Conduct Software Technologies, Inc. and _____________ (the "Employee").

                                   BACKGROUND
                                   ----------

     Employee is and will be employed by Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary ("Subsidiary") of Conduct Ltd. ("Conduct"), pursuant to that certain Conduct Software Technologies, Inc. Employment Agreement, entered into as of January 22, 1998 (the "Employment Agreement").

     A. Pursuant to a Share Exchange Agreement, dated as of November _____, 1999, among Mercury, Subsidiary, Conduct, and the shareholders of Conduct (the "Exchange Agreement"), it is contemplated that the shareholders of Conduct will exchange all of their capital shares of Conduct for shares of Common Stock of Mercury.

     B. As provided for in the Exchange Agreement, Mercury shall assume the Employment Agreement and the other agreements between the Employee and Conduct and/or Subsidiary listed in the Disclosure Schedule which is attached to the Exchange Agreement as Exhibit E thereto (the "Other Employee Agreements") upon the closing date of the Exchange Agreement (the "Closing Date").

     C. Employee, Subsidiary and Mercury, as a sole owner of all of the outstanding capital shares of Conduct, desire that, upon the Closing Date, the Employment Agreement be amended as hereinafter provided.

     NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement, Mercury, Subsidiary and Employee hereto agree to amend the Employment Agreement, as of the Closing Date, as follows:

                            AMENDED EMPLOYMENT TERMS

1.   Title.  Section 1(a) of the Employment Agreement is hereby amended such
     -----
that Employee's title shall be _______ and Employee shall report to ______________. Employee, Subsidiary and Mercury agree that nothing contemplated by this Agreement or the Exchange Agreement, including but not limited to the assumption by Employee of a new title or position, shall constitute a termination of Employee's employment, with or without cause or otherwise, under the Employment Agreement or any Other Employee Agreements.

2.   Salary.  Section 2(a) of the Employment Agreement is hereby amended such
     ------
that Employee's base salary shall be _________ which shall be paid to Employee during the term of the Employment Agreement in accordance with Mercury's regular payroll practices. All payments shall be subject to all applicable taxes required to be withheld by Subsidiary pursuant to federal, state or local law.

3.  Severance.  The severance payment provided pursuant to Section 13 of the
    ---------
Employment Agreement is hereby amended to equal twelve months of Employee's then current base salary (rather than five months) and, if such severance payment is required to be paid, shall be paid in twelve equal monthly installments (rather than five equal monthly installments). Employee shall be entitled to receive severance paymentsonly if Employee's employment is terminated prior to the expiration of the Term (as hereinafter defined) without Cause.


4.  Cause.  The definition of "Cause" set forth at Section 13(a) of the
    -----
Employment Agreement and as set forth in any Other Employee Agreements is hereby amended in each such agreement to read as follows:


     "Cause" means (x) any act of personal dishonesty taken by Employee in
      -----
     connection with Employee's responsibilities as an employee and intended to result in substantial personal enrichment; (y) Employee being convicted of a felony; or (z) a willful act by Employee which constitute gross misconduct and which is injurious to Mercury, Conduct or Subsidiary.

5.   Non-Competition.  The terms and conditions of Section 14(a) of the
     ---------------
Employment Agreement (Non-Competition) shall apply to Employee from the Closing Date until the second anniversary of such date (the "Non-Compete Period"). In addition to not competing with the business of Conduct during the Non-Compete Period, Employee shall also not compete with Mercury's testing or application performance management business during the Non-Compete Period.


6.   Term.  The term of the Employment Agreement shall be for the Non-Compete
     ----
Period (the "Term") subject to Subsidiary's right to terminate Employee's employment prior to the expiration of the Term for any reason or no reason whatsoever, provided, however, that if Employee's employment is terminated prior
            --------
to the expiration of the Term, Employee shall have the right to receive severance payments to the extent provided for in the Employment Agreement, as amended herein.


7.   Expenses and Relocation Costs.  Employee agrees and acknowledges that all
     -----------------------------
expenses owed to Employee pursuant to Employee's rights as set forth in Section 4(b) of the Employment Agreement and all moving and relocation expenses owed to Employee as set forth in Section 5 of the Employment Agreement have been reimbursed by Subsidiary to Employee prior to the Closing Date. Employee agrees that he is not entitled to reimbursement for any costs and expenses which he incurs on or following the Closing Date which are otherwise reimbursable under sections 4(b) and 5 of the Employment Agreement. Subsidiary has no claim for reimbursement for any relocation costs and expenses under Section 5 of the Employment Agreement.

8.  Prior Employment Agreement.  Employee agrees and acknowledges that the
    --------------------------
Employment Agreement between Employee and Conduct dated on or about December 28, 1995 has been terminated and is no longer of any force or effect and Employee has been paid in full any and all amounts due and owing under such agreement.


9.   Mercury Employee Proprietary Information Agreement.  As a condition of the
     --------------------------------------------------
continuation employment with Subsidiary, Employee agrees to execute and deliver Mercury's standard form of Employee Proprietary Information Agreement ("Mercury Proprietary Information Agreement"). To the extent that the rights or obligations of Employee or Mercury or Subsidiary under the Mercury Proprietary Information Agreement differ with Employee's or Subsidiary's rights or obligations under the Employment Agreement or any other Agreement, the terms of the Mercury Proprietary Information Agreement shall govern.

10.  No Other Changes.  Except for the specific amendments to the terms and
     ----------------
conditions of the Employment Agreement and the Other Employee Agreements expressly noted in this Agreement, all other terms and conditions of such agreements shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date and year first above written.

CONDUCT SOFTWARE TECHNOLOGIES, INC.



By:  ______________________________

Title: ____________________________



EMPLOYEE

_________________________________

Address: ______________________
        _______________________

                                                            EXHIBIT F-1 TO SHARE
                                                              EXCHANGE AGREEMENT

                  LEGAL OPINION OF TIDA SHAMIR&CO., ADVOCATES

To:

Mercury Interactive Corporation
1325 Borregas Avenue
Sunnyvale, California 94089


Reference is made to the Share Exchange Agreement, dated as of November 24, 1999, complete with all listed exhibits thereto, by and among: Mercury Interactive Corporation, a Delaware corporation ("Mercury"), Conduct Ltd., an Israeli corporation ("Conduct"); Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary of Conduct (the "Subsidiary"); and the shareholders of Conduct Ltd. (the "Conduct Shareholders") (the "Exchange Agreement"), pursuant to which the Conduct Shareholders are exchanging all of their outstanding capital shares of Conduct for shares of common stock of Mercury, after which Conduct will be a wholly-owned subsidiary of Mercury.

This opinion is rendered to you pursuant to Section 7.3(c) of the Exchange Agreement, and capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

We have acted as counsel to Conduct in connection with the Exchange Agreement. The opinion hereinafter expressed is subject to the following qualifications:

1. We are members of the Bar of the State of Israel and are not expressing an opinion as to any matter relating to the laws other than the laws of the State of Israel as the same are in force on the date hereof and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction including, without limitation, the laws of the State of California or the laws of the United States of America Any issue which may arise with respect to this opinion will be resolved in Israel according to the laws of the State of Israel.

2. We have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion, and we are also relying upon (without any independent investigation or review thereof) on the legal opinions of other counsels of Conduct or Subsidiary. In addition, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of statements, covenants, representations and warranties contained in such documents and other instruments related to the formation, organization and operations of Conduct provided to us by certain of Conduct's officers as we deemed necessary or appropriate in order to enable us to express this opinion. We have also assumed that the representations and warranties as to factual matters made by all parties to the Exchange Agreement and pursunat thereto are true, correct and complete.

3. In rendering an opinion on matters set forth, we have assumed (without any independent investigation or review thereof) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. In making our examination of documents executed by corporate or other entities other than Conduct, we have assumed (without any independent investigation or review thereof) that such entities had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed (without any independent investigation or review thereof), the due authorization by all requisite action, corporate or other, and due execution and delivery by such entities on such documents and the validity and binding effect thereof. As to any facts material to this opinion we did not independently establish or verify, we have relied upon statements and representations of Conduct and others.

4. As used in this opinion, the expression "to our knowledge" or similar language, with reference to matters of fact, means that we have examined the documents made available to us by Conduct and that we made inquiries of officers of Conduct, and, based upon such examination and inquiries, we find no reason to believe that the opinions expressed herein, with respect to such matters of fact, are incorrect; but we have made no independent factual investigation or review with respect to the existence or absence of any such facts, other than such inquiries, for the purpose of rendering this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representations of Conduct of the rendering of the opinion set forth below.

5. This opinion is based on the facts existing on the date hereof and of which we are aware.

6. This opinion is subject to and is qualified by limitations and constraints of any applicable bankruptcy, insolvency, reorganiztion, moratorium, arrangement, fraudulent conveyance or other similar laws now or hereunder in effect of general application relating to or affecting the rights of creditors generally.

7. This opinion is subject to and is qualified by limitations and constraints and the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Exchange Agreement or the exhibits thereto. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

8. This opinion is subject to and is qualified by limitations and constraints and the enforceability of provisions of the Exchange Agreement or the exhibits thereto expressly or by implication waiving broadly or vaguely, rights granted by law where such waivers are against public policy.

Based upon and subject to the foregoing, and subject to the qualifications hereinafter appearing and to any factual matters, documents or events not disclosed to us and except as set forth in the Exchange Agreement or the exhibits thereto, and subject to the Closing of the Exchange Agreement, we advise you that in our opinion:

     1. Conduct is a corporation validly existing and in good standing under the laws of Israel.

     2. Conduct has the corporate power and authority to enter into and perform the Exchange Agreement, and Conduct has taken all necessary corporate action to authorize the execution, delivery and performance of the Exchange Agreement.

     3. The Exchange Agreement has been duly executed and delivered by Conduct and constitutes the legal, valid and binding obligation of Conduct enforceable against Conduct in accordance with its terms.

     4. As of the date hereof, the authorized share capital of Conduct consists of 14,371,965 Ordinary Shares, and 7,349,285 Preferred Shares, of which 2,096,250 shares are designated Series A Preferred and 5,253,035 shares are designated Series B Preferred. As of the date hereof, 3,911,875 Ordinary Shares are issued and outstanding, 2,096,250 Series A Preferred Shares are issued and outstanding and 4,625,000 Series B Preferred Shares are issued and outstanding. Conduct has no other capital shares authorized, issued or outstanding. Conduct has reserved 1,875,000 Ordinary Shares for issuance to employees and consultants pursuant to its 1998 Share Option Plan, of which options to acquire 739,063 Ordinary Shares have been granted, at the date hereof, of which 8,125 have been exercised at the date hereof.. Conduct has reserved 628,035 Series B Preferred Shares for issuance pursuant to outstanding warrants, at the date hereof, and pursuant to convertible promissory notes. Conduct has not reserved any additional Series B Preferred Shares for the Noteholders to be able to convert the interest of the convertible promissory notes, nor for exercise of the warrants, if the loan secured by such warrants is not repaid before December 16, 1999,

    5. All outstanding Conduct capital shares are duly authorized, validly issued, and, to our knowledge, fully paid and non-assessable, and, except as set forth in the Disclosure Schedule, not subject to preemptive rights created by statute, the Articles of Association of Conduct or any agreement listed on the Disclosure Schedule to which Conduct is a party or by which Conduct is bound and which is governed and construed under the laws of the State of Israel and all such shares have been issued in compliance with applicable Israeli securities laws. To our knowledge, except as set forth in the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Conduct is a party or by which it is bound obligating Conduct to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any capital shares of Conduct or obligating Conduct to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

    6. Except as set forth in the Disclosure Schedule and except for Breaches which could not reasonably be expected to have a Material Adverse Effect on Conduct, the execution, delivery and performance of the Exchange Agreement and the consummation of the transactions therein contemplated do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any provision of the Articles of Association of Conduct, (b) to our knowledge any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Conduct, or its properties or assets and known to us, or (c) except with respect to any consents required under any Material Contract listed on the Disclosure Schedule to which Conduct is a party (or by which it is bound) and which is governed and construed under the laws of the State of Israel.

    7. To our knowledge, there is no proceeding or litigation pending or threatened (a) against Conduct, or (b) which might adversely affect the ability of Conduct to execute, deliver and perform the Exchange Agreement or to consummate the transactions contemplated thereby or which challenges or seeks to prevent, enjoin, alter or delay any such transaction.

    8. To our knowledge, neither the execution nor delivery of the Exchange Agreement, the consummation of any of the transactions contemplated thereby nor compliance with or fulfillment of the terms, conditions and provisions thereof as of the date hereof will require the approval, consent, authorization or act of, or the making by Conduct of any declaration, filing or registration with, any Person, except (i) as set forth in Section 2.22 of the Exchange Agreement,
(ii) such approvals, consents and authorizations as have previously been obtained, and (iii) such other approvals, consents, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Conduct, materially impair the ability of Conduct to perform its obligations under the Exchange Agreement or prevent the consummation of any of the transactions contemplated by the Exchange Agreement.

The opinion set forth (i) is subject to the assumption that Mercury has duly and validly authorized, executed and delivered the Exchange Agreement and (ii) assumes that there are no agreements, understandings or negotiations between Conduct or Subsidiary or any of the Conduct Shareholders and Mercury that would modify the respective rights of the parties under the Exchange Agreement. We express no opinion if the transactions contemplated by the Exchange Agreement are not consummated in accordance with the terms of the Exchange Agreement and without waiver or breach of any material provision thereof or if all representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, inaccurate, incomplete, breached or ineffective, our opinion might be adversely affected and might not be relied upon. We express no opinion as to remedies available to Mercury in respect of material violations or breaches of the Exchange Agreement by Conduct which are the direct and proximate result of material violations or breaches of the Exchange Agreement by Mercury.

This opinion is rendered solely to Mercury in connection with the Closing under the Exchange Agreement and the transactions contemplated thereby. This opinion is not to be used, relied on, circulated, quoted or otherwise referred to for any other purpose or by any person who is not a member of the management of Mercury or any other entity, without our expressed prior written consent. In particular, this opinion is not to be used, relied on, circulated, quoted or otherwise referred to in connection with the proposal to treat the transactions contemplated by the Exchange Agreement as a pooling of interests for accounting purposes.

This opinion speaks only as of its date, and we disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in this opinion letter).


                                    Very truly yours,

                                    Tida Shamir & Co., Advocates

                                                            EXHIBIT F-2 TO SHARE
                                                                       AGREEMENT

             LEGAL OPINION OF WILSON SONSINI GOODRICH & ROSATI, PC

All capitalized terms used but not defined herein shall have the meanings given to them in the Share Exchange Agreement

              [Subject to customary qualifications and exceptions]


     1. Subsidiary is a corporation validly existing and in good standing under the laws of the State of California.

     2. Subsidiary has the corporate power and authority to enter into and perform the Agreement. Subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance of the Agreement.

     3. The Agreement has been duly executed and delivered by Subsidiary and constitutes the legal, valid and binding obligation of Subsidiary enforceable against Subsidiary in accordance with its terms.

     4. The authorized capital stock of Subsidiary consists of 1,000 shares of authorized Common Stock of which 100 shares are issued and outstanding. Subsidiary has no other capital shares authorized, issued or outstanding.

     5. All outstanding shares of Subsidiary capital stock are duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Subsidiary or any agreement listed on the Disclosure Schedule to which Subsidiary is a party or by which it is bound.

     6. The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any provision of the Articles of Incorporation and Bylaws of Subsidiary, (b) to our knowledge any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Subsidiary, or its properties or assets, or (c) except with respect to any consents required under the Contracts, any Material Contract listed on the Disclosure Schedule to which Subsidiary is a party or by which it is bound.

     7. To our knowledge, there is no proceeding or litigation pending or threatened (a) against Conduct or Subsidiary, or (b) which might adversely affect the ability of Conduct or Subsidiary to execute, deliver and perform the Agreement or to consummate the transactions contemplated thereby or which challenges or seeks to prevent, enjoin, alter or delay any such transaction.

                                                        EXHIBIT G-1 TO THE SHARE
                                                              EXCHANGE AGREEMENT

        CONDUCT AFFILIATE POOLING AGREEMENT dated as of November 30, 1999, between MERCURY INTERACTIVE CORPORATION, a Delaware corporation ("Mercury"), and the undersigned shareholder (the "Shareholder") of CONDUCT LTD., an Israeli corporation ("Conduct"), who is a signatory hereto.

        Simultaneously with the execution and delivery of this Agreement, Mercury, Conduct, Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary of Conduct ("Subsidiary"), the shareholders of Conduct (the "Conduct Shareholders") have entered into a Share Exchange Agreement (the "Exchange Agreement"), providing for, among other things, the Conduct Shareholders receiving newly issued shares of common stock of Mercury in exchange for all outstanding shares of capital stock of Conduct, all outstanding Convertible Promissory Notes and all outstanding options and warrants to purchase shares of Conduct stock, in the manner provided in the Exchange Agreement, after which Conduct will be a wholly-owned subsidiary of Mercury (the "Exchange"). The transactions contemplated by the Exchange Agreement are intended to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principals Board. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from the Exchange and of the mutual covenants contained in this Agreement, the parties agree as follows:

          1.  Transfer Restrictions.
              ---------------------

          (a) The Shareholder may be deemed to be an "affiliate" of Conduct within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended ("Release No. 130"), Accounting Series Release No. 135 and Staff Accounting Bulletin No. 76 of the Securities and Exchange Commission (the "Commission"), although nothing contained herein should be construed as an admission thereof nor as a waiver of any right Shareholder may have to object to any claim that Shareholder is such an affiliate on or after the date hereof.

          (b) The Shareholder shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) or otherwise reduce his risk relative to any Mercury Shares until such time after the Closing as financial results covering at least 30 days of the combined operations of Conduct and Mercury after the Closing have been published, within the meaning of Release No. 130, by Mercury in an effective registration statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission, or any publicly disclosed quarterly earnings report or press release or other authorized public disclosure by Mercury that includes the combined results of operations of Mercury and Conduct. Mercury, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for the Mercury Shares.

          (c) During the period described in Section 1(b) above, subject to providing written notice to Mercury and the other restrictions set forth below, and to the extent permitted under the "pooling of interests" accounting rules and applicable securities laws, Shareholder will be permitted to sell up to 10% of Mercury Shares held by Shareholder or to make charitable contributions or bona fide gifts of the Mercury Shares received by Shareholder, subject to the same restrictions. Such sales or other transfer shall subject to an aggregate limitation on sales and other transfers for all affiliates of Conduct and Mercury of not more than 1% of the number of shares of outstanding Common Stock of Mercury. Prior to making any such sale , charitable contributions or gifts, Shareholder will obtain Mercury's prior written approval. Shareholder shall give Mercury not less than five (5) business days notice prior to making any sales, charitable contributions or gifts as contemplated under this Section 1(c), Shareholder will provide any information reasonably requested by Mercury or Mercury's accounting firm regarding such sale, charitable contribution or give, and Shareholder will refrain from making such sales, charitable contributions or gifts if Shareholder does not obtain Mercury's prior written approval. Mercury may withhold such approval if Mercury determines, after consultation with its accounting firm, that such transaction could preclude the Exchange from being accounted for as a "pooling of interests." The 10% of Mercury Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the Shareholder may transfer Mercury Shares to a trust established for the benefit of the Shareholder and/or for the benefit of one or more members of the Shareholder's family, or make a bona fide gift of Mercury Shares to one or more members of the Shareholder's family, provided that in the case of a transfer or gift pursuant to this Section 1, a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

     2.  Beneficial Ownership of Stock. Except as set forth on the last page of
         -----------------------------
this Agreement, Shareholder does not beneficially own or hold voting power over:
(i) any shares of Mercury common stock or any other equity securities of Mercury or any options, warrants or other rights to acquire any equity securities of Mercury; or (ii) any capital shares of Conduct or any options, warrants or other rights to acquire any equity securities of Conduct.

     3.  Notices. Any notice or other communication required or permitted to be
         -------
delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          (a)  if to Mercury :

               Mercury Interactive Corporation
               1325 Borregas Avenue
               Sunnyvale, California 94089
               Attention:  Sharlene Abrams
               Telephone No.: (408) 822-5247
               Facsimile: (408) 822-5507

               with a copy to:
               --------------

               General Counsel Associates LLP
               1891 Landings Drive
               Mountain View, CA 94043
               Attention:  Susan J. Skaer, Esq.
               Telephone:  (650) 428-3900
               Facsimile:  (650) 428-3901


          (b) if to the Shareholder, to the address set forth below the Shareholder's signature on the last page of this Agreement.

          4.  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          5.  Entire Agreement.  This Agreement, the Exchange Agreement, the
              ----------------
Exhibits thereto and any other document delivered in connection therewith contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings, oral or written, between the parties with respect to the subject matter hereof.

          6.  Attorney's Fees.  In the event of any legal action or proceeding
              ---------------
to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          7.  Successors and Assigns.  This Agreement shall be enforceable by,
              ----------------------
and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

          8.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to contracts made and to be performed therein.

          9.  Effect Of Headings.  The section headings herein are for
              ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          10.  Third Party Reliance.  Counsel to and accountants for the parties
               --------------------
shall be entitled to rely upon this Agreement.

          11.  Effectiveness of Agreement.  This Agreement shall become
               --------------------------
effective at the Closing. In the event that the Exchange Agreement shall be terminated in accordance with Section 9.1 of the Exchange Agreement, this Agreement shall simultaneously therewith cease and terminate and be of no further force or effect and no party hereunder shall have any rights or obligations of any nature whatsoever hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Conduct Affiliate Pooling Agreement to be executed and delivered as of the date first above written.

                              MERCURY INTERACTIVE CORPORATION.


                              By:
                                 -----------------------------
                                 Name:
                                 Title:

                             SIGNATURE PAGE TO THE
                  CONDUCT AFFILIATE POOLING AGREEMENT BETWEEN
                        MERCURY INTERACTIVE CORPORATION
                              AND THE SHAREHOLDER


                              SHAREHOLDER


                              ---------------------------------
                                      (Signature)


                              ---------------------------------
                                      (Print Name)


                              ---------------------------------
                                      (Print Title)*


                              ---------------------------------
                                   (Print Name of Company)*


                              ---------------------------------
                                     (Print Address)


                              ---------------------------------
                                    (Print Fax Number)

_____________________________
*  Leave blank if individual.

Number of shares of Mercury common stock beneficially owned by Shareholder:

______________________________________________________

Number of shares of Mercury common stock subject to options beneficially owned
by Shareholder:   ________________________________________

Number of shares of Conduct ordinary and/or preferred shares beneficially owned by Shareholder: ____________________________________________

Number of shares of Conduct ordinary shares subject to options beneficially owned by Shareholder: __________________________________________

                                                        EXHIBIT G-2 TO THE SHARE
                                                              EXCHANGE AGREEMENT

          MERCURY AFFILIATE POOLING AGREEMENT dated as of November 30, 1999, between MERCURY INTERACTIVE CORPORATION., a Delaware corporation ("Mercury"), and the undersigned shareholder (the "Shareholder") of MERCURY who is a signatory hereto.

          Simultaneously with the execution and delivery of this Agreement, Mercury, Conduct, Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary of Conduct ("Subsidiary"), the shareholders of Conduct (the "Conduct Shareholders") have entered into a Share Exchange Agreement (the "Exchange Agreement"), providing for, among other things, the Conduct Shareholders receiving newly issued shares of common stock of Mercury in exchange for all outstanding shares of capital stock of Conduct, all outstanding Convertible Promissory Notes and all outstanding options and warrants to purchase shares of Conduct stock, in the manner provided in the Exchange Agreement, after which Conduct will be a wholly-owned subsidiary of Mercury (the "Exchange"). The transactions contemplated by the Exchange Agreement are intended to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principals Board. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from the Exchange and of the mutual covenants contained in this Agreement, the parties agree as follows:

          1.  Transfer Restrictions.
              ---------------------

          (a) The Shareholder may be deemed to be an "affiliate" of Mercury within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended ("Release No. 130"), Accounting Series Release No. 135 and Staff Accounting Bulletin No. 76 of the Securities and Exchange Commission (the "Commission"), although nothing contained herein should be construed as an admission thereof nor as a waiver of any right Shareholder may have to object to any claim that Shareholder is such an affiliate on or after the date hereof.

          (b) The Shareholder has not sold, exchanged, transferred, pledged, disposed of or otherwise reduced his risk, relative to any shares of or options to purchase shares of common stock, $.002 par value, of Mercury (the "Mercury Shares") beneficially owned by the Shareholder during the 30-day period prior to the Closing (as defined in the Exchange Agreement).

          (c) The Shareholder shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) or dispose of or otherwise reduce his risk relative to any Mercury Shares until such time after the

Closing as financial results covering at least 30 days of the combined operations of Conduct and Mercury after the Closing have been published, within the meaning of Release No. 130, by Mercury in an effective registration statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission, or any publicly disclosed quarterly earnings report or press release or other authorized public disclosure by Mercury that includes the combined results of operations of Mercury and Conduct. Mercury, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for the Mercury Shares. Notwithstanding the foregoing, Shareholder will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76.

          (d) During the period described in Section 1(c) above, subject to providing written notice to Mercury and the other restrictions set forth below, and to the extent permitted under the "pooling of interests" accounting rules and applicable securities laws, Shareholder will be permitted to sell up to 10% of Mercury Shares held by Shareholder or to make charitable contributions or bona fide gifts of the Mercury Shares owned by Shareholder, subject to the same restrictions. Such sales or other transfer shall subject to an aggregate limitation on sales and other transfers for all affiliates of Conduct and Mercury of not more than 1% of the number of shares of outstanding Common Stock of Mercury. Prior to making any such sale, charitable contributions or gifts, Shareholder will be required to obtain Mercury's prior written approval. Shareholder shall give Mercury not less than five (5) business days notice prior to making any sales, charitable contributions or gifts as contemplated under this Section 1(d), Shareholder will provide any information reasonably requested by Mercury or Mercury's accounting firm regarding such sale, charitable contribution or give, and Shareholder will refrain from making such sales, charitable contributions or gifts if Shareholder does not obtain Mercury's prior written approval. Mercury may withhold such approval it it determines, after consultation with its accounting firm, that such transaction could preclude the Exchange from being accounted for as a "pooling of interests." The 10% of Mercury Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76.

          (e) Notwithstanding anything to the contrary contained in this Agreement, the Shareholder may transfer Mercury Shares to a trust established for the benefit of the Shareholder and/or for the benefit of one or more members of the Shareholder's family, or make a bona fide gift of Mercury Shares to one or more members of the Shareholder's family, provided that in the case of a transfer or gift pursuant to this Section 1, a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

     2.  Beneficial Ownership of Stock. Except as set forth on the last page of
         -----------------------------
this Agreement, Shareholder does not beneficially own or hold voting power over any shares of Mercury common stock or any other equity securities of Mercury or any options, warrants or other rights to acquire any equity securities of Mercury.

     3.  Notices. Any notice or other communication required or permitted to be
         -------
delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          (a)  if to Mercury :

               Mercury Interactive  Corporation
               1325 Borregas Avenue
               Sunnyvale, California  94089
               Attention:  Sharlene Abrams
               Telephone No.: (408) 822-5247
               Facsimile: (408) 822-5507

               with a copy to:
               --------------

               General Counsel Associates LLP
               1891 Landings Drive
               Mountain View, CA 94043
               Attention:  Susan J. Skaer, Esq.
               Telephone:  (650) 428-3900
               Facsimile:  (650) 428-3901


          (b) if to the Shareholder, to the address set forth below the Shareholder's signature on the last page of this Agreement.

          4.  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          5.  Entire Agreement.  This Agreement, the Exchange Agreement, the
              ----------------
Exhibits thereto and any other document delivered in connection therewith contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings, oral or written, between the parties with respect to the subject matter hereof.

          6.  Attorney's Fees.  In the event of any legal action or proceeding
              ---------------
to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          7.  Successors and Assigns.  This Agreement shall be enforceable by,
              ----------------------
and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

          8.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to contracts made and to be performed therein.

          9.  Effect Of Headings.  The section headings herein are for
              ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          10.  Third Party Reliance.  Counsel to and accountants for the parties
               --------------------
shall be entitled to rely upon this Agreement.

          11.  Effectiveness of Agreement.  This Agreement shall become
               --------------------------
effective at the Closing. In the event that the Exchange Agreement shall be terminated in accordance with Section 9.1 of the Exchange Agreement, this Agreement shall simultaneously therewith cease and terminate and be of no further force or effect and no party hereunder shall have any rights or obligations of any nature whatsoever hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Mercury Affiliate Pooling Agreement to be executed and delivered as of the date first above written.

                              MERCURY INTERACTIVE CORPORATION.


                              By:
                                 -------------------------------------
                                 Name:
                                 Title:

                             SIGNATURE PAGE TO THE
                  MERCURY AFFILIATE POOLING AGREEMENT BETWEEN
                        MERCURY INTERACTIVE CORPORATION
                              AND THE SHAREHOLDER


                              SHAREHOLDER


                              --------------------------------------------------
                                                 (Signature)

                              --------------------------------------------------
                                                 (Print Name)

                              --------------------------------------------------
                                                 (Print Title)*

                              --------------------------------------------------
                                                 (Print Name of Company)*

                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------
                                                 (Print Address)

                              --------------------------------------------------
                                                 (Print Fax Number)

_______________________
*   Leave blank if individual.


Number of shares of Mercury common stock beneficially owned by Shareholder:

______________________________________________________

Number of shares of Mercury common stock subject to options beneficially owned
by Shareholder:   ________________________________________

                                                              EXHIBIT H TO SHARE
                                                              EXCHANGE AGREEMENT


                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, is made as of November 30, 1999, (the "Agreement"), by and among, MERCURY INTERACTIVE CORPORATION a Delaware Corporation ("Mercury") and the Conduct Shareholders (as listed on Schedule A attached hereto) of Conduct Ltd., an Israeli corporation ("Conduct").


     WHEREAS, Mercury, Conduct, Conduct Software Technologies, Inc., a California corporation and wholly-owned subsidiary of Conduct, and the Conduct Shareholders have entered into a Share Exchange Agreement, dated as of November 24, 1999 (the "Exchange Agreement"). Upon the consummation of the transactions contemplated by the Exchange Agreement, the Conduct Shareholders are to receive shares of common stock of Mercury ("Mercury Stock") in exchange for their shares of capital stock of Conduct. Accordingly, it is contemplated that Conduct Shareholder will receive shares of Mercury Stock at the Closing. Mercury Stock to be so issued has not been registered under the Securities Act of 1933, as amended ("Securities Act") in reliance upon the exemption therefrom contained in
Section 4(2) of the Securities Act.

     In consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  Certain Definitions.  As used in this Section 1, the following
               -------------------
terms shall have the following respective meanings:

               (a) The term "Commission" means the Securities and Exchange Commission;

               (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (c) The term "Form S-3" will refer to the registration statement of the same name (including successors thereto) prepared for filing with the Commission;

               (d) The term "Holder" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any public offering, including any Permitted Transferee of the Conduct Shareholders as defined in Section 1.6 of this Agreement;

               (e) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

               (f) The term "Registrable Securities" means (i) all shares of Mercury Stock issued to the Conduct Shareholders pursuant to the Exchange Agreement and (ii) any other shares of capital stock issued as (or issuable upon the exercise or conversion of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for or replacement of, any of Mercury's Registrable Securities; provided, however, that such shares of Common Stock referred to in
            --------  -------
(i) and (ii) above shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

               (b) The term "Restricted Securities" means the securities of
                             ---------------------
Mercury Stock being issued in the transactions contemplated by the Exchange Agreement; and

               (c) The term "Securities Act" means the Securities Act of 1933, as amended.

          1.2  Registration on Form S-3.  As promptly as practicable after (and
               ------------------------
in any event within 45 days of)the Closing (as defined in the Exchange Agreement), Mercury will file a registration statement to register (whether or not required by law to do so) the Registrable Securities, under the Securities Act and will use its best efforts to have such registration statement become effective as promptly as practicable after it is filed and to keep such registration statement effective for the lesser of one year or until all of the Holders have informed Mercury in writing that the distribution of their Registrable Securities has been completed; provided, that, each of the Conduct
                                           --------  ----
Shareholders agree, by acquisition of the Mercury Stock, that, upon receipt of any notice from Mercury of (i) the happening of any event which makes any statements made in the registration statement or related prospectuses filed pursuant to this Section 1, or any documents incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make, the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) that, in the reasonable and good faith judgment of Mercury's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to undisclosed material pending corporate developments, the Conduct Shareholders will forthwith discontinue, for a period not to exceed thirty (30) days, disposition of such Mercury Stock covered by such registration statement or prospectus until the Conduct Shareholders are advised in writing by Mercury that use of the applicable prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Mercury shall use all reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the Conduct Shareholders to suspend use of any prospectus for more than two non-consecutive thirty (30) day periods in any twelve month period. Mercury hereby represents that it is presently eligible to utilize Form S-3 for the purpose of registering the resale of Registrable Securities. Mercury agrees that it will:

          (a) As promptly as practicable after it is necessary to do so, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective as promptly as practicable after it is filed, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (b) A reasonable number of days prior to filing any registration statement, prospectus or amendment or supplement thereto with the Commission, furnish a copy of such registration statement, prospectus or amendment or supplements to each Holder participating in such registration for such Holder's review.

          (c) Furnish to each Holder participating in the registration such number of prospectuses, preliminary prospectuses, final prospectuses and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

          (d) Notify each Holder, (A) of the time when such registration statement has become effective, and (B) at any time when a prospectus is required to be delivered under the Securities Act in connection with such registration statement (1) of the happening of any event as a result of which such registration statement, such prospectus, any prospectus supplement or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (2) that Mercury is in possession of material information that it deems advisable not to disclose in a registration statement.

          (e) Advise each Holder promptly after Mercury shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal (at the earliest practicable date) if such stop order should be issued.

          (f) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of Mercury's equity securities is listed or, if Mercury does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

          (g) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Mercury under the Securities Act and the Securities Exchange Act of 1934, as amended.

          (h) Cooperate when requested by Holder in the qualification of the Mercury Stock under the blue sky laws of such jurisdiction as Holder may designate and during the period in which the Form S-3 is effective, in keeping such qualifications in good standing under said blue sky laws, provided,
                                                               --------
however, that Mercury shall not be obligated to file any general consent to
-------
service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

    1.3   Registration and Selling Expenses.
          ---------------------------------

          (a) For purposes of this Section 1, "Registration Expenses" means all expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Mercury, expenses of any special audits incidental to or required by such registration and all fees and disbursements of one counsel to the selling Holder in connection therewith. "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          (b) All Registration Expenses incurred in connection with any registration proceedings pursuant to Section 1.2 will be borne by Mercury.

    1.4   Information by Holder.  The Holder of Registrable Securities
          ---------------------
included in any registration will furnish to Mercury such information regarding such Holder and the distribution proposed by such Holder as Mercury may reasonably request in writing in connection with the registration referred to in this Section 1. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, Mercury will give Holder and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Mercury with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder's counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          1.5  Transfer of Registration Rights.  The registration rights granted
               -------------------------------
to Holder under this Section 1 are not transferable to any other person or entity, except by operation of law or to a family member of Holder or to a trust for the benefit of Holder or a family member of Holder or to a partner or other affiliate of Holder (a "Permitted Transferee").

          1.6  Indemnification.
               ---------------

          (a) To the extent permitted by law, Mercury will, and does hereby undertake to, indemnify and hold harmless each Holder, each of its heirs, successors and assigns, any underwriter, and each person who controls Holder or any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or any violation by Mercury of any federal, state or common law rule or regulation applicable to Mercury and relating to action or inaction required of Mercury in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Mercury will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Mercury by an instrument executed by such Holder or underwriter expressly for use in connection with such registration.

          (b) To the extent permitted by law, each Holder will severally (but not jointly), indemnify and hold harmless Mercury, each of its directors and officers, agents and employees, each underwriter, if any, of Mercury's securities covered by such a registration statement, each person who controls Mercury or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its successors and assigns, its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein in light of the circumstances in which they were made, or necessary to make the statements therein, not misleading, and will reimburse Mercury, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or other document in reliance upon and in conformity with written information furnished to Mercury by an instrument executed by such Holder expressly for use in connection with such registration; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities, from the sale of such Registrable Securities as contemplated herein.

          (c) Promptly after receipt by an indemnified party under this Section
1.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 1.7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 1.7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both
       -----------------
the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 1.7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the named parties to any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. It is understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances unless the indemnified parties in good faith are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 1.7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The liability of each Holder under this Section 1.7 shall not exceed an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement.

          1.7  Amendments and Waivers.  This Agreement may be amended, modified,
               ----------------------
supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

          1.8  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Mercury agrees to use all reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) File with the Commission in a timely manner all reports and other documents required of Mercury under the Securities Act and the Exchange Act; and

          (c) Furnish to the Holder, so long as Holder owns any Registrable Securities, forthwith upon request a written statement as to its compliance with the applicable requirements of said Rule 144 and the Securities Act and the Securities Exchange Act; Mercury shall provide forthwith upon written request a copy of the most recent annual or quarterly report of Mercury, and such other reports and documents of Mercury as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

          1.9  Notices.  Except as otherwise provided in this Agreement, any
               -------
notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          (a)  if to Mercury :

               Mercury Interactive Corporation
               1325 Borregas Avenue
               Sunnyvale, California  94089
               Attention:  Sharlene Abrams
               Telephone No.: (408) 822-5247
               Facsimile: (408) 822-5507

               with a copy to:
               --------------

               General Counsel Associates LLP
               1891 Landings Drive
               Mountain View, CA 94043
               Attention:  Susan J. Skaer, Esq.
               Telephone:  (650) 428-3900
               Facsimile:  (650) 428-3901

          (b)  If to the Conduct Shareholders:

               To the address set forth beside each such Conduct Shareholder's signature on the signature page attached hereto.


               with copies to:
               --------------

               Conduct, Ltd.
               c/o Conduct Software Technologies, Inc.
               2350 Mission College Blvd., Suite 705
               Santa Clara, CA 95054
               Attention: David Barzilai

               Telephone: 408-982-8200
               Facsimile:  408-982-8202

               Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention:  Neil J. Wolff , Esq.
                           Jon P. Layman, Esq.
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811

All such notices, requests, consents and other communications shall be deemed to have been given when received.

          1.10  Miscellaneous.
                --------------

          (a) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any person or entity shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify Mercury and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Mercury shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof.

          (b) This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California without giving effect to the conflicts of law principles thereof.

          (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

          (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (i) If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                           Mercury Interactive Corporation

                           By:
                              -----------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT
                 AMONG MERCURY INTERACTIVE CORPORATION AND THE
                          SHAREHOLDERS OF CONDUCT LTD.



Conduct Shareholder:       ---------------------------------------------
                           Signature

                           By:
                              ------------------------------------------

                           Title:
                                 ---------------------------------------

                           Print or Type Name:
                                              --------------------------

                           Address:
                                   -------------------------------------

                                   -------------------------------------

                                   SCHEDULE A

                           CONDUCT LTD. SHAREHOLDERS

--------------------------------------------------------------------------------
      Name of Conduct Shareholder               No. of Shares of Mercury Stock
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              EXHIBIT I TO SHARE
                                                              EXCHANGE AGREEMENT

                LEGAL OPINION OF GENERAL COUNSEL ASSOCIATES LLP

[All capitalized terms used but not defined herein shall have the meanings given to them in the Share Exchange Agreement]

              [Subject to customary qualifications and exceptions]

     1. Mercury is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Mercury has the corporate power and authority to enter into and perform the Exchange Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Exchange Agreement.

     3. The Exchange Agreement has been duly executed and delivered by Mercury and constitutes the legal, valid and binding obligation of Mercury enforceable Mercury in accordance with its terms.

     4. The execution, delivery and performance of the Exchange Agreement by Mercury and the consummation of the transactions therein contemplated do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any provision of Mercury's Restated Certificate of Incorporation or Amended and Restated By-laws, or (b) to our knowledge any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mercury, or its properties or assets.

                                   EXHIBIT J

For:  The Research Committee
      The Office of the Chief Scientist
      P.O.B. 2197
      Jerusalem
      ---------

RELATING TO PROJECT FILE NO. 21036

SUBJECT OF RESEARCH SiteRunner (Coyote) - Network Management Software
                    -------------------------------------------------

                                  Undertaking
                                  -----------

We, the undersigned of      Mercury Interactive Corporation        ; having by
                       --------------------------------------------
an agreement on                 committed to buy all the outstanding shares of
               -----------------
Conduct Ltd. in return for shares in Mercury Interactive Corp.
-------------                        ------------------------

Recognizing that Conduct Ltd. Research and Development Project, as referred
                 ------------
to above, is currently being financially supported by the Government of the State of Israel through the Office of the Chief Scientist under The Encouragement of Research and Development in Industry Law 5744-1984 (hereinafter: the law) and the regulations pursuant to the law.

Recognizing that the law places strict constraints on the transfer of know-how and/or production rights, making all such transfer subject to the absolute discretion of the Research Committee of the Office of the Chief Scientist, acting in accordance with the aims of the law, and requiring that any such transfer receive the prior written approval of the Research Committee.

HEREBY UNDERTAKE,

To observe strictly all the requirements of the law as well as the regulations issued pursuant to the law as applied to Conduct Ltd. and as directed by
                                         ------------
the Research Committee, in particular those requirements stipulated under
Section 19 of the law relating to the prohibition on the transfer of know-how and/or production rights.


November 10, 1999                      /s/
-----------------                     -------------------------------
      Date                            Signature of Authorized Company
                                      Representative and Company Seal

November 30, 1999


Conduct Ltd.
2 Habarzel Street
Tel Aviv, 69710, Israel


Re:  Share Exchange Agreement dated as of November 24, 1999, among Mercury
     ---------------------------------------------------------------------
     Interactive Corporation, Conduct Ltd., Conduct Software Technologies, Inc.
     --------------------------------------------------------------------------
     and the Conduct Shareholders.
     -----------------------------

Ladies and Gentlemen:

     We refer to the Share Exchange Agreement dated as of November 24, 1999 (the "Exchange Agreement"), among Mercury Interactive Corporation, a Delaware corporation ("Mercury"), Conduct Ltd., an Israeli corporation ("Conduct"), Conduct Software Technologies, Inc., a California corporation and a wholly owned subsidiary of Conduct ("Subsidiary"), and the shareholders of Conduct (the "Conduct Shareholders"), pursuant to which the Conduct Shareholders are exchanging all of their outstanding capital shares of Conduct for shares of common stock of Mercury, after which Conduct will be a wholly-owned subsidiary of Mercury. We have served as counsel to Mercury in connection with the Exchange Agreement and the transactions contemplated thereby. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Exchange Agreement.

     For the purpose of rendering this opinion, we have examined, among other documents, an original copy of the executed Exchange Agreement.

     We have been furnished and we have relied in giving this opinion as to various questions of fact material to this opinion upon (i) the Secretary's Certificate of Mercury being delivered to you concurrently herewith, and (ii) an Officer's Certificate of Mercury with respect to certain factual matters. As to matters of fact relevant to this opinion, we have relied solely upon (i) our examination of the certificates referred to in the preceding sentence, (ii) the representations and warranties of Mercury set forth in the Exchange Agreement and (iii) the representations and warranties made by representatives of Mercury to us. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other

Conduct Ltd.
November 30, 1999
Page 2

factual matters, nor have we caused the search of any docket of any court, tribunal, agency or any other record of any governmental agency or third party.

     Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge," or similar phrases, it is intended to indicate that, during the course of our representation of the Company in this transaction, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

     This opinion is limited solely to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware as those laws are in effect as of the date hereof, and we express no opinion as to the laws of any other state or jurisdiction (including, but not limited to, ordinances, regulations or practices or any county, city or other local government agency or body within the State of California) or any other laws of the State of Delaware.

     Pursuant to Section 8.3(c) of the Exchange Agreement, and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:

     1. Mercury is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Mercury has the corporate power and authority to enter into and perform the Exchange Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of the Exchange Agreement.

     3. The Exchange Agreement has been duly executed and delivered by Mercury and constitutes the legal, valid and binding obligation of Mercury enforceable against Mercury in accordance with its terms.

     4. The execution, delivery and performance of the Exchange Agreement by Mercury and the consummation of the transactions therein contemplated do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any provision of Mercury's Restated Certificate of Incorporation or Amended and

Conduct Ltd.
November 30, 1999
Page 3

Restated By-laws, or (b) to our knowledge any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mercury, or its properties or assets.

     For purposes of rendering the foregoing opinions, we have made, without further inquiry as to their accuracy or completeness, the following assumptions:

          (a) We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          (b) We have assumed the due authorization, execution and delivery of the Exchange Agreement and all of the other instruments and agreements contemplated thereby by the parties thereto (other than Mercury) and that such agreement and all of the other instruments and agreements contemplated thereby constitute the legally valid and binding obligations of the parties thereto (other than Mercury), enforceable against such parties in accordance with their respective terms.

          (c) We have assumed compliance by you with any and all applicable laws with which you are required to comply relating to or affecting the matters and actions contemplated by the Exchange Agreement and all of the other instruments and agreements contemplated thereby.

          (d) We have assumed that the Exchange Agreement has not been further amended or modified, or been terminated or revoked in any respect, and that it remains in full force and effect as of the date hereof, and that none of the other instruments and agreements contemplated thereby has been amended, modified, terminated or revoked in any respect, and that each remains in full force and effect as of the date hereof.

The opinion set forth above are subject to the following:

          (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer and equitable subordination, reorganization, moratorium or similar law affecting creditors' rights generally, and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, estoppel, good faith and fair dealing (regardless whether considered in a proceeding in equity or at law). We express no opinion as to the availability of equitable remedies.

          (b) Certain rights, remedies and waivers set forth in the Exchange Agreement (including but not limited to the indemnification and severability provisions)

Conduct Ltd.
November 30, 1999
Page 4

may be unenforceable, in whole or in part, but the inclusion of such provisions does not affect the validity of such agreement taken as a whole.

          (c) We express no opinion as to compliance with the antifraud provisions of applicable securities laws.

     This opinion is given as of the date hereof and we disclaim any obligation to advise you of any fact, circumstance, event or changes or developments in law or the facts that may occur after the date hereof which may affect the conclusions reached herein. This opinion is being delivered solely for the benefit of the persons to whom it is addressed and may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

Very Truly Yours,

GENERAL COUNSEL ASSOCIATES LLP